Exhibit 99.1

                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN

                       FIRST NIAGARA FINANCIAL GROUP, INC.

                                       AND

                           HUDSON RIVER BANCORP, INC.

                                  April 1, 2004

                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS..................................................2
         1.1.     Certain Definitions..........................................2
ARTICLE II THE MERGER..........................................................8
         2.1.     Merger.......................................................8
         2.2.     Effective Time...............................................9
         2.3.     Certificate of Incorporation and Bylaws......................9
         2.4.     Directors and Officers of Surviving Corporation..............9
         2.5.     Additional Directors and Officer of FNFG; Advisory Board.....9
         2.6.     Effects of the Merger.......................................10
         2.7.     Tax Consequences............................................10
         2.8.     Possible Alternative Structures.............................10
         2.9.     Bank Mergers................................................11
         2.10.    Additional Actions..........................................11
ARTICLE III CONVERSION OF SHARES..............................................11
         3.1.     Conversion of HRB Common Stock; Merger Consideration........11
         3.2.     Election Procedures.........................................14
         3.3.     Procedures for Exchange of HRB Common Stock.................17
         3.4.     Treatment of HRB Options....................................20
         3.5.     Reservation of Shares.......................................20
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF HRB..............................20
         4.1.     Standard....................................................20
         4.2.     Organization................................................21
         4.3.     Capitalization..............................................21
         4.4.     Authority; No Violation.....................................22
         4.5.     Consents....................................................23
         4.6.     Financial Statements........................................23
         4.7.     Taxes.......................................................24
         4.8.     No Material Adverse Effect..................................25
         4.9.     Material Contracts; Leases; Defaults........................25
         4.10.    Ownership of Property; Insurance Coverage...................26
         4.11.    Legal Proceedings...........................................27
         4.12.    Compliance With Applicable Law..............................28
         4.13.    Employee Benefit Plans......................................29
         4.14.    Brokers, Finders and Financial Advisors.....................32
         4.15.    Environmental Matters.......................................32
         4.16.    Loan Portfolio..............................................33
         4.17.    Securities Documents........................................35
         4.18.    Related Party Transactions..................................35
         4.19.    Deposits....................................................35
         4.20.    Antitakeover Provisions Inapplicable; Required Vote.........35
         4.21.    Registration Obligations....................................35
         4.22.    Risk Management Instruments.................................36
         4.23.    Fairness Opinion............................................36
         4.24.    Trust Accounts..............................................36
         4.25.    Intellectual Property.......................................36


                                       (i)

         4.26.    Labor Matters...............................................37
         4.27.    HRB Information Supplied....................................37
ARTICLE V REPRESENTATIONS AND WARRANTIES OF FNFG..............................37
         5.1.     Standard....................................................38
         5.2.     Organization................................................38
         5.3.     Capitalization..............................................39
         5.4.     Authority; No Violation.....................................39
         5.5.     Consents....................................................40
         5.6.     Financial Statements........................................40
         5.7.     Taxes.......................................................41
         5.8.     No Material Adverse Effect..................................41
         5.9.     Ownership of Property; Insurance Coverage...................41
         5.10.    Legal Proceedings...........................................42
         5.11.    Compliance With Applicable Law..............................42
         5.12.    Employee Benefit Plans......................................43
         5.13.    Environmental Matters.......................................45
         5.14.    Loan Portfolio..............................................45
         5.15.    Securities Documents........................................46
         5.16.    Deposits....................................................46
         5.17.    Antitakeover Provisions Inapplicable........................46
         5.18.    Risk Management Instruments.................................47
         5.19.    Brokers, Finders and Financial Advisors.....................47
         5.20.    FNFG Common Stock...........................................47
         5.21.    Material Contracts..........................................47
         5.22.    FNFG Information Supplied...................................47
         5.23.    Trust Accounts..............................................48
         5.24.    Fairness Opinion............................................48
ARTICLE VI COVENANTS OF HRB...................................................48
         6.1.     Conduct of Business.........................................48
         6.2.     Current Information.........................................53
         6.3.     Access to Properties and Records............................54
         6.4.     Financial and Other Statements..............................54
         6.5.     Maintenance of Insurance....................................55
         6.6.     Disclosure Supplements......................................55
         6.7.     Consents and Approvals of Third Parties.....................55
         6.8.     All Reasonable Efforts......................................55
         6.9.     Failure to Fulfill Conditions...............................55
         6.10.    No Solicitation.............................................56
         6.11.    Reserves and Merger-Related Costs...........................57
         6.12.    Board of Directors and Committee Meetings...................57
ARTICLE VII COVENANTS OF FNFG.................................................57
         7.1.     Conduct of Business.........................................57
         7.2.     Current Information.........................................57
         7.3.     Financial and Other Statements..............................58
         7.4.     Disclosure Supplements......................................58
         7.5.     Consents and Approvals of Third Parties.....................58


                                      (ii)

         7.6.     All Reasonable Efforts......................................59
         7.7.     Failure to Fulfill Conditions...............................59
         7.8.     Employee Benefits...........................................59
         7.9.     Directors and Officers Indemnification and Insurance........63
         7.10.    Stock Listing...............................................64
         7.11.    Stock and Cash Reserve......................................64
         7.12.    Section 16(b) Exemption.....................................65
ARTICLE VIII REGULATORY AND OTHER MATTERS.....................................65
         8.1.     HRB and FNFG Shareholder Meetings...........................65
         8.2.     Joint Proxy Statement-Prospectus............................66
         8.3.     Regulatory Approvals........................................67
         8.4.     Affiliates..................................................67
ARTICLE IX CLOSING CONDITIONS.................................................68
         9.1.     Conditions to Each Party's Obligations under this
                  Agreement...................................................68
         9.2.     Conditions to the Obligations of FNFG under this
                  Agreement...................................................69
         9.3.     Conditions to the Obligations of HRB and HRBT under this
                  Agreement...................................................69
ARTICLE X THE CLOSING.........................................................70
         10.1.    Time and Place..............................................70
         10.2.    Deliveries at the Pre-Closing and the Closing...............70
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER..................................71
         11.1.    Termination.................................................71
         11.2.    Effect of Termination.......................................75
         11.3.    Amendment, Extension and Waiver.............................76
ARTICLE XII MISCELLANEOUS.....................................................76
         12.1.    Confidentiality.............................................76
         12.2.    Public Announcements........................................77
         12.3.    Survival....................................................77
         12.4.    Notices.....................................................77
         12.5.    Parties in Interest.........................................78
         12.6.    Complete Agreement..........................................78
         12.7.    Counterparts................................................78
         12.8.    Severability................................................78
         12.9.    Governing Law...............................................79
         12.10.   Interpretation..............................................79
         12.11.   Specific Performance........................................79

Exhibit A         Form of Bank Merger Agreement
Exhibit B         Form of Bank Merger Agreement
Exhibit C         Form of HRB Voting Agreement
Exhibit D         Form of FNFG Voting Agreement
Exhibit E         Affiliates Agreement


                                      (iii)

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of April 1, 2004, by and between First Niagara Financial Group, Inc., a Delaware corporation ("FNFG"), and Hudson River Bancorp, Inc., a Delaware corporation ("HRB").

      WHEREAS, the Board of Directors of each of FNFG and HRB (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and shareholders and (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has adopted a resolution approving this Agreement and declaring its advisability; and

      WHEREAS, in accordance with the terms of this Agreement, HRB will merge with and into FNFG (the "Merger"), and immediately thereafter Hudson River Bank & Trust Company, a New York chartered stock savings bank and wholly owned subsidiary of HRB ("HRBT"), will be merged with and into First Niagara Bank, a federally chartered stock savings bank and wholly owned subsidiary of FNFG ("First Niagara Bank"), and immediately thereafter Hudson River Commercial Bank, a wholly owned subsidiary of HRBT ("HR Bank"), will be merged with and into First Niagara Commercial Bank, a wholly owned subsidiary of First Niagara Bank; and

      WHEREAS, as a condition to the willingness of FNFG to enter into this Agreement, each of the directors of HRB has entered into a Voting Agreement, substantially in the form of Exhibit C hereto, dated as of the date hereof, with FNFG (the "HRB Voting Agreement"), pursuant to which each such director has agreed, among other things, to vote all shares of common stock of HRB owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements;

      WHEREAS, as a condition to the willingness of HRB to enter into this Agreement, each of the directors of FNFG has entered into a Voting Agreement or promptly hereafter will enter into a Voting Agreement, substantially in the form of Exhibit D hereto, dated as of the date hereof, with HRB (the "FNFG Voting Agreement"), pursuant to which each such director has agreed, among other things, to vote all shares of common stock of FNFG owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements;

      WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be and is hereby adopted as a "plan of reorganization" within the meaning of Sections 354 and 361 of the Code; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      1.1. Certain Definitions.

      As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

      "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

      "Agreement" means this agreement, and any amendment hereto.

      "Applications" means the applications for regulatory approval that are required by the transactions contemplated hereby.

      "Bank Mergers" shall mean the merger of HRBT with and into First Niagara Bank, with First Niagara Bank as the surviving institution, which merger shall occur immediately following the Merger, and the Municipal Bank Merger.

      "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the OTS, FDIC and the Department, which regulates First Niagara Bank or HRBT, or any of their respective holding companies or subsidiaries, as the case may be.

      "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

      "BIF" shall mean the Bank Insurance Fund as administered by the FDIC.

      "Cash Consideration" shall have the meaning set forth in Section 3.1.3.

      "Cash Election" shall have the meaning set forth in Section 3.1.3.

      "Cash Election Shares" shall have the meaning set forth in Section 3.1.3.

      "Certificate" shall mean certificates evidencing shares of HRB Common
Stock.

      "Closing" shall have the meaning set forth in Section 2.2.

      "Closing Date" shall have the meaning set forth in Section 2.2.

      "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Confidentiality Agreement" shall mean the confidentiality agreement referred to in Section 12.1 of this Agreement.

      "Department" shall mean the Banking Department of the State of New York, and where appropriate shall include the Superintendent of Banks of the State of New York and the Banking Board of the State of New York.

      "DGCL" shall mean the Delaware General Corporation Law.

      "Dissenting Shares" shall have the meaning set forth in Section 3.1.5.

      "Dissenting Shareholder" shall have the meaning set forth in Section
3.1.5.

      "Effective Time" shall mean the date and time specified pursuant to
Section 2.2 hereof as the effective time of the Merger.

      "Election Deadline" shall have the meaning set forth in Section 3.2.3.

      "Election Form" shall have the meaning set forth in Section 3.2.2.

      "Election Form Record Date" shall have the meaning set forth in Section 3.2.2.

      "Environmental Laws" means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" shall mean Mellon Investor Services, LLC, or such other bank or trust company or other agent designated by FNFG, and reasonably acceptable to HRB, which shall act as agent for FNFG in connection with the exchange procedures for converting Certificates into the Merger Consideration.

      "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

      "Exchange Ratio" shall have the meaning set forth in Section 3.1.4.

      "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

      "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

      "FHLB" shall mean the Federal Home Loan Bank of New York.

      "First Niagara Bank" shall mean First Niagara Bank, a federally chartered stock savings association, with its principal offices located at 6950 South Transit Road, P.O. Box 514, Lockport, New York, which is a wholly owned subsidiary of FNFG.

      "First Niagara Commercial Bank" shall mean the wholly owned, commercial bank subsidiary of First Niagara Bank that is chartered under the laws of the State of New York and is limited to those activities set forth in Section 2(a)(5)(E)(ii) of the BHCA.

      "FNFG" shall mean First Niagara Financial Group, Inc., a Delaware corporation, with its principal executive offices located at 6950 South Transit Road, Lockport, New York 14095.

      "FNFG Common Stock" shall mean the common stock, par value $.01 per share, of FNFG.

      "FNFG DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by FNFG to HRB specifically referring to the appropriate section of this Agreement.

      "FNFG Financial Statements" shall mean the (i) the audited consolidated statements of condition (including related notes and schedules) of FNFG and subsidiaries as of December 31, 2003 and 2002 and the consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of FNFG and subsidiaries for each of the three years ended December 31, 2003, 2002 and 2001, as set forth in FNFG's annual report for the year ended December 31, 2003, and (ii) the unaudited interim consolidated financial statements of FNFG and subsidiaries as of the end of each calendar quarter following December 31, 2003, and for the periods then ended, as filed by FNFG in its Securities Documents.

      "FNFG Regulatory Agreement" shall have the meaning set forth in Section 5.11.3.

      "FNFG Stock Benefit Plans" shall mean the 1999 Stock Option Plan, the 1999 Recognition and Retention Plan and the 2002 Long-Term Incentive Stock Benefit Plan.

      "FNFG Shareholders Meeting" shall have the meaning set forth in Section 8.1.2.

      "FNFG Subsidiary" means any corporation, of which more than 50% of the capital stock is owned, either directly or indirectly, by FNFG or First Niagara Bank, except any corporation the stock of which is held in the ordinary course of the lending activities of First Niagara Bank.

      "GAAP" shall mean accounting principles generally accepted in the United States of America, consistently applied with prior practice.

      "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

      "HRB" shall mean Hudson River Bancorp, Inc., a Delaware corporation, with its principal offices located at One Hudson City Centre, Hudson, New York, 12534.

      "HR Bank" shall mean the wholly owned, commercial bank subsidiary of HRBT that is chartered under the laws of the State of New York and is limited to those activities set forth Section 2(a)(5)(E)(ii) of the BHCA.

      "HRB Common Stock" shall mean the common stock, par value $0.01 per share, of HRB.

      "HRB DISCLOSURE SCHEDULE" shall mean a written disclosure schedule delivered by HRB to FNFG specifically referring to the appropriate section of this Agreement.

      "HRB Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of HRB and subsidiaries as of March 31, 2003 and 2002 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of HRB and subsidiaries for each of the three years ended March 31, 2003, 2002 and 2001, and (ii) the unaudited interim consolidated financial statements of HRB and subsidiaries as of the end of each calendar quarter following March 31, 2003 and for the periods then ended.

      "HRB Option Plan" shall mean the HRB 1998 Stock Option and Incentive Plan and any amendments thereto.

      "HRB Option" shall mean an option to purchase shares of HRB Common Stock granted pursuant to the HRB Option Plan and as set forth in HRB DISCLOSURE
SCHEDULE 4.3.1.

      "HRB Recognition Plan" shall mean the HRB Recognition and Retention Plan and any and all amendments thereto.

      "HRB Regulatory Agreement" shall have the meaning set forth in Section 4.12.3.

      "HRB Regulatory Reports" means the Call Reports of HRBT and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended June 30, 2003, through the Closing Date, and all Reports filed with the OTS by HRB from June 30, 2003 through the Closing Date.

      "HRB Shareholders Meeting" shall have the meaning set forth in Section 8.1.1.

      "HRB Subsidiary" means any corporation, of which more than 50% of the capital stock is owned, either directly or indirectly, by HRB or HRBT, except any corporation the stock of which is held in the ordinary course of the lending activities of HRBT.

      "HRBT" shall mean Hudson River Bank and Trust Company, a New York chartered stock savings bank, with its principal offices located at One Hudson City Centre, Hudson, New York, 12534, which is a wholly owned subsidiary of HRB.

      "HR REIT" shall have the meaning set forth in Section 4.12.4.

      "HOLA" shall mean the Home Owners' Loan Act, as amended.

      "IRS" shall mean the United States Internal Revenue Service.

      "Joint Proxy Statement-Prospectus" shall have the meaning set forth in
Section 8.2.1.

      "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by that Person.

      "Material Adverse Effect" shall mean, with respect to FNFG or HRB, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of FNFG and its Subsidiaries taken as a whole, or HRB and its Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of either HRB, on the one hand, or FNFG, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) the impact of the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, (e) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the parties or any of their Subsidiaries (f) any change in the value of the securities or loan portfolio, or any change in the value of the deposits or borrowings, of FNFG or HRB, or any of their Subsidiaries, respectively, resulting from a change in interest rates generally, (g) any charge or reserve taken by HRB at the request of FNFG pursuant to Section 6.11 of this Agreement; or (h) the payment of any amounts due to, or the provision of any other benefits to, any directors, officers or employees of HRB and its Subsidiaries pursuant to the employment agreements, plans and other arrangements described in Section 7.8 of this Agreement.

      "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

      "Merger" shall mean the merger of HRB with and into FNFG (or a subsidiary thereof) pursuant to the terms hereof.

      "Merger Consideration" shall mean the cash or FNFG Common Stock, or combination thereof, in an aggregate per share amount to be paid by FNFG for each share of HRB Common Stock, as set forth in Section 3.1.

      "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of FNFG Common Stock to be offered to holders of HRB Common Stock in connection with the Merger.

      "Municipal Bank Merger" shall mean the merger of HR Bank with and into First Niagara Commercial Bank, with First Niagara Commercial Bank as the surviving institution, which merger shall occur immediately following the Merger.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "Nasdaq" shall mean the Nasdaq National Market.

      "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Pension Plan" shall have the meaning set forth in Section 4.13.2.

      "Person" shall mean any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

      "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, the Bank Mergers and the related transactions contemplated by this Agreement.

      "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

      "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

      "SBA" shall mean the Small Business Administration or any successor thereto.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

      "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Shortfall Number" shall have the meaning set forth in Section 3.2.6.

      "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

      "Stock Consideration" shall have the meaning set forth in Section 3.1.3.

      "Stock Conversion Number" shall have the meaning set forth in Section
3.2.4.

      "Stock Election Shares" shall have the meaning set forth in Section 3.1.3.

      "Stock Election Number" shall have the meaning set forth in Section 3.2.5.

      "Stock Election" shall have the meaning set forth in Section 3.1.3.

      "Stock Exchange" shall mean the Nasdaq Stock Market.

      "Surviving Corporation" shall have the meaning set forth in Section 2.1 hereof.

      "Termination Date" shall mean January 31, 2005.

      "Treasury Stock" shall have the meaning set forth in Section 3.1.2.

      Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

      2.1. Merger.

      Subject to the terms and conditions of this Agreement, at the Effective
Time: (a) HRB shall merge with and into FNFG, with FNFG as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of HRB shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of HRB shall be vested in and assumed by FNFG. As part of the Merger, each share of HRB Common

Stock (other than Dissenting Shares and Treasury Stock) will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof. Immediately after the Merger, HRBT shall merge with and into First Niagara Bank, with First Niagara Bank as the resulting institution.

      2.2. Effective Time.

      The Closing shall occur no later than the close of business on the fifth business day following the latest to occur of (i) Department approval relating to the Municipal Bank Merger, (ii) OTS approval of the Merger and the Bank Merger, (iii) HRB shareholder approval of the Merger, (iv) FNFG shareholder approval of the Merger; (v) the passing of any applicable waiting periods; or
(vi) at FNFG's sole discretion, January 7, 2005; or at such other date or time upon which FNFG and HRB mutually agree (the "Closing"). The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State on the day of the Closing (the "Closing Date"), in accordance with the DGCL. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.

      2.3. Certificate of Incorporation and Bylaws.

      The Certificate of Incorporation and Bylaws of FNFG as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

      2.4. Directors and Officers of Surviving Corporation.

      Except as provided in Section 2.5, the directors of FNFG immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Except as provided in
Section 2.5, the officers of FNFG immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      2.5. Additional Directors and Officer of FNFG; Advisory Board.

      Effective immediately after the Effective Time, the number of persons constituting the Board of Directors of FNFG and First Niagara Bank shall each be increased by two persons, and two persons who are directors of HRB (as of the date hereof and as of the Effective Time) and who are designated by FNFG, through the Governance/Nominating Committee of the FNFG Board, based on nominations submitted by HRB, shall be appointed and elected to the FNFG and the First Niagara Bank Boards of Directors. One person shall be appointed to a term of office expiring at the annual meeting of shareholders following the year ending December 31, 2006, and one person shall be appointed to a term of office expiring at the annual meeting of shareholders following the year ending December 31, 2004 (and subject to its fiduciary duties, the FNFG Board shall nominate such person for election by the shareholders to a three year term at the annual meeting of shareholders to be held in May 2005). One of the HRB directors so appointed shall be elected as a Vice Chairman of the Board of FNFG.

In addition, effective immediately after the Effective Time, each person who serves on the Board of Directors of HRB both on the date of this Agreement and as of the Effective Time (except for the two persons who join the FNFG and First Niagara Bank Board of Directors in accordance with the previous sentences) shall be appointed to the currently existing Advisory Board for the Eastern Region of New York State (the "Advisory Board"). The Advisory Board shall be continued for a period of at least one year following the Effective Time, although it is FNFG's intention to extend the term of the Advisory for at least two additional one-year terms. FNFG shall appoint a former director of HRB as the Chairman of the Advisory Board, and for a period of three years from the date hereof, and subject to the fiduciary duties of the Board of Directors of FNFG and First Niagara Bank, such director shall be given first consideration for appointment to the FNFG or First Niagara Bank Board of Directors if a vacancy occurs on either Board. The Advisory Board shall meet quarterly, and each advisory board member shall receive a fee of $2,500 for each quarterly meeting attended during the first one-year term. Effective immediately after the Effective Time, Carl A. Florio shall be appointed as the Regional President of the Eastern New York Region of First Niagara Bank.

      2.6. Effects of the Merger.

      At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL.

      2.7. Tax Consequences.

      It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither FNFG, HRB nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. FNFG and HRB each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinion contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinion.

      2.8. Possible Alternative Structures.

      Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time FNFG shall be entitled to revise the structure of the Merger or the Bank Mergers, including without limitation, by substituting a wholly owned subsidiary for HRB or HRBT, as applicable, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement (ii) there are no adverse Federal or state income tax consequences to HRB shareholders as a result of the modification; (iii) the consideration to be paid to the holders of HRB Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize the receipt of Regulatory Approvals or other consents and approvals relating to the consummation of the Merger and the Bank Mergers or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

      2.9. Bank Mergers

      FNFG and HRB shall use their reasonable best efforts to cause the following transactions to occur as soon as practicable after the Effective Time:
(i) the merger of HRBT with and into First Niagara Bank, with First Niagara Bank as the surviving institution, and (ii) the merger of HR Bank with and into First Niagara Commercial Bank, with First Niagara Commercial Bank as the surviving institution. In addition, following the execution and delivery of this
Agreement: (x) FNFG will cause First Niagara Bank, and HRB will cause HRBT, to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit A; and (y) First Niagara Bank will cause First Niagara Commercial Bank, and HRBT will cause HR Bank, to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit B.

      2.10. Additional Actions

      If, at any time after the Effective Time, FNFG shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in FNFG its right, title or interest in, to or under any of the rights, properties or assets of HRB, HRBT, or HR Bank, or (ii) otherwise carry out the purposes of this Agreement, HRB and its officers and directors shall be deemed to have granted to FNFG an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in FNFG its right, title or interest in, to or under any of the rights, properties or assets of HRB or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the FNFG are authorized in the name of HRB or otherwise to take any and all such action.

                                   ARTICLE III
                              CONVERSION OF SHARES

      3.1. Conversion of HRB Common Stock; Merger Consideration.

      At the Effective Time, by virtue of the Merger and without any action on the part of FNFG, HRB or the holders of any of the shares of HRB Common Stock, the Merger shall be effected in accordance with the following terms:

            3.1.1. Each share of FNFG Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

            3.1.2. All shares of HRB Common Stock held in the treasury of HRB ("Treasury Stock") and each share of HRB Common Stock owned by FNFG immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

            3.1.3. Subject to the provisions of this Article III, each share of HRB Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in
Section 3.2, the following, without interest:

                  (A) for each share of HRB Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 3.2 (a "Cash Election"), cash from FNFG in an amount equal to the Per Share Amount (as defined in Section 3.1.4) (the "Cash Consideration") (collectively, "Cash Election Shares");

                  (B) for each share of HRB Common Stock with respect to which an election to receive FNFG Common Stock has been effectively made and not revoked or lost, pursuant to Section 3.2 (a "Stock Election"), that number of shares of FNFG Common Stock as is equal to the Exchange Ratio (as defined in Section 3.1.4) (the "Stock Consideration") (collectively, the "Stock Election Shares");

                  (C) a combination of the Cash Consideration and the Stock Consideration (a "Mixed Election" and collectively the "Mixed Election Shares"); and

                  (D) for each share of HRB Common Stock other than shares as to which a Cash Election, a Stock Election or a Mixed Election has been effectively made and not revoked or lost, pursuant to Section 3.2 (collectively, "Non-Election Shares"), such Stock Consideration and/or Cash Consideration as is determined in accordance with Section 3.2.

            3.1.4. For purposes of this Agreement, the following terms shall have the following meanings:

                  (A) "Aggregate Cash Amount" means, subject to Section 3.2.7 and Section 11.1.10, $124,780,384 plus such additional amount of cash as shall equal $20.50 multiplied by the product of 20% and the number of shares of HRB Common Stock that are issued, from and after the date hereof and prior to the Effective Time, pursuant to the exercise of HRB Options outstanding as of the date hereof.

                  (B) "Aggregate HRB Share Amount" shall equal 30,434,240 shares of HRB Common Stock; provided, however, that the Aggregate HRB Share Amount shall be increased by virtue of the issuance of any shares of HRB Common Stock upon the exercise from and after the date hereof and prior to the Effective Time of HRB Options outstanding as of the date hereof.

                  (C) "Aggregate FNFG Share Amount" shall, subject to Section
3.2.7 and Section 11.1.10, be equal to 34,086,349 shares of FNFG Common Stock plus such additional number of shares of FNFG Common Stock as shall equal 1.40 multiplied by the product of 80% and the number of shares of HRB Common Stock that are issued, from and after the date hereof and prior to the Effective Time, pursuant to the exercise of HRB Options outstanding as of the date hereof.

                  (D) "Closing FNFG Share Value" means the arithmetic average of the 4:00 p.m. Eastern Time closing sales prices of FNFG Common Stock reported on the Nasdaq for the five consecutive trading days immediately preceding but not including the trading day prior to the Closing Date.

                  (E) "Closing Transaction Value" means the sum of (A) the Aggregate Cash Amount and (B) the product obtained by multiplying the Aggregate FNFG Share Amount by the Closing FNFG Share Value.

                  (F) "Exchange Ratio" means that number of shares of FNFG Common Stock as shall be obtained by dividing the Per Share Amount by the Closing FNFG Share Value, rounded to the nearest one ten-thousandth of a share.

                  (G) "Per Share Amount" means the amount obtained by dividing the Closing Transaction Value by the Aggregate HRB Share Amount.

            3.1.5. Each outstanding share of HRB Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. HRB shall give FNFG prompt notice upon receipt by HRB of any such demands for payment of the fair value of such shares of HRB Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"), and FNFG shall have the right to participate in all negotiations and proceedings with respect to any such demands. HRB shall not, except with the prior written consent of FNFG, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

            3.1.6. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of HRB Common Stock shall be converted into a right to receive cash or FNFG Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time (or the Election Deadline), each share of HRB Common Stock of such holder shall be treated as a Non-Election Share.

            3.1.7. After the Effective Time, shares of HRB Common Stock shall be no longer outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section represent the right to receive the Merger Consideration (or as to Dissenting Shares, such rights as provided by the DGCL) and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by HRB on such shares of HRB Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

            3.1.8. In the event FNFG changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of FNFG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding FNFG Common Stock and the record date therefor shall be prior to the Effective Time, the Aggregate FNFG Share Amount shall be proportionately and appropriately adjusted; provided, that no such adjustment shall be made with regard to FNFG Common Stock if FNFG issues additional shares of Common Stock and receives fair market value consideration for such shares.

            3.1.9. The consideration that any one HRB shareholder may receive pursuant to Article III is referred to herein as the "Merger Consideration" and the consideration that all of the HRB shareholders are entitled to receive pursuant to Article III is referred to herein as the "Aggregate Merger Consideration".

      3.2. Election Procedures.

            3.2.1. Holders of HRB Common Stock may elect to receive shares of FNFG Common Stock or cash (in either case without interest) in exchange for their shares of HRB Common Stock in accordance with the procedures set forth herein. Shares of HRB Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as "Cash Election Shares." Shares of HRB Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as "Stock Election Shares." Shares of HRB Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as "Non-Election Shares." The aggregate number of shares of HRB Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number." Any Dissenting Shares shall be deemed to be Cash Election Shares, and the holders thereof shall in no event receive consideration comprised of FNFG Common Stock with respect to such shares; provided; however, that for purposes of making the proration calculations provided for in this Section 3.2, only Dissenting Shares as existing at the Effective Time shall be deemed Cash Election Shares. The holder of a Certificate for HRB Common Stock that represents shares of HRB Common Stock acquired pursuant to the exercise of an "incentive stock option" that have been held for less than one (1) year as of the Election Deadline (the "ISO Certificates"), may in his/her Election Form designate the ISO Certificate for priority allocation in any Stock Election or Mixed Election that is made by such holder. FNFG and the Exchange Agent shall use reasonable best efforts to honor such priority allocation under Section 3.2.5 in the event that the Stock Election Number exceeds the Stock Conversion Number and the holder of such ISO Certificates is entitled to receive shares of FNFG Common Stock as a result of a Stock Election or a Mixed Election.

            3.2.2. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as HRB and FNFG shall mutually agree ("Election Form"), shall be mailed no more than 40 business days and no less than 20 business days prior to the anticipated Effective Time or on such earlier date as FNFG and HRB shall mutually agree (the "Mailing Date") to each holder of record of HRB Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this
Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of HRB Common Stock held by such holder, in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares, in accordance with Section 3.1.3, (iii) elect to receive the Stock Consideration for a part of such holder's HRB Common Stock and the Cash consideration for the remaining part of such holder's HRB Common Stock, or (iv) to indicate that such record holder has no preference as to the receipt of cash or FNFG Common Stock for such shares. A holder of record of shares of HRB Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Election Forms, provided that each such Election Form covers all the shares of HRB Common Stock held by such Representative for a particular beneficial owner. Any shares of HRB Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. All Dissenting Shares shall be deemed shares subject to a Cash Election, and with respect to such shares the holders thereof shall in no event receive consideration comprised of FNFG Common Stock, subject to Section 3.1.5 hereof; provided; however, that for purposes of making the proration calculations provided for in this Section 3.2, only Dissenting Shares as existing at the Effective Time shall be deemed Cash Election Shares.

            3.2.3. To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 25th day following the Mailing Date (or such other time and date as FNFG and HRB may mutually agree) (the "Election Deadline"); provided, however, that the Election Deadline may not occur on or after the Closing Date. HRB shall use its reasonable best efforts to make available up to two separate Election Forms, or such additional Election Forms as FNFG may permit, to all persons who become holders (or beneficial owners) of HRB Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. HRB shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of HRB Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If an HRB shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of HRB Common Stock held by such shareholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. FNFG shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by FNFG or HRB, upon exercise by FNFG or HRB of its respective or their mutual rights to terminate this Agreement to the extent provided under Article XI, that this Agreement has been terminated in accordance with Article XI.

            3.2.4. Notwithstanding any other provision contained in this Agreement, the total number of shares of HRB Common Stock to be converted into Stock Consideration pursuant to Section 3.1.3 (the "Stock Conversion Number") shall be equal to the quotient obtained by dividing (x) the Aggregate FNFG Share Amount by (y) the Exchange Ratio. All of the other shares of HRB Common Stock shall be converted into Cash Consideration (in each case, excluding shares of HRB Common Stock to be canceled as provided in Section 3.1.2).

            3.2.5. If the aggregate number of shares of HRB Common Stock with respect to which Stock Elections shall have been made (the "Stock Election Number") exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each holder thereof shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof will be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration.

            3.2.6. If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                  (A) If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                  (B) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares of each holder thereof shall convert into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying
(x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds
(2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

            3.2.7. Adjustment to Preserve Tax Treatment. In the event that the quotient obtained by dividing (x) the product of (i) the Aggregate FNFG Share Amount and (ii) the Final FNFG Share Value by (y) the sum of the Aggregate Cash Amount and the product of (i) the Aggregate FNFG Share Amount and (ii) the Final FNFG Share Value, is less than 0.45, the Aggregate FNFG Share Amount shall be increased by the Share Adjustment Amount (as defined in this Section 3.2.7) and the Aggregate Cash Amount shall be decreased by the product of (x) the Final FNFG Share Value and (y) the Share Adjustment Amount, where the "Share Adjustment Amount" shall be equal to the quotient obtained by dividing (x) the difference obtained by subtracting (i) the product of (a) 0.45 and (b) the sum of the Aggregate Cash Amount and the product of (1) the Aggregate FNFG Share Amount and (2) the Final FNFG Share Value from (ii) the product of (a) the Aggregate FNFG Share Amount and (b) the Final FNFG Share Value by (y) the Final FNFG Share Value. In the event that the Aggregate FNFG Share Amount and the Aggregate Cash Amount are adjusted as provided for in this Section 3.2.7, all references in this Agreement to the "Aggregate FNFG Share Amount" and the "Aggregate Cash Amount" shall refer to the Aggregate FNFG Share Amount and the Aggregate Cash Amount as adjusted in this Section 3.2.6.

            3.2.8. No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of FNFG Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to FNFG Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of FNFG. In lieu of the issuance of any such fractional share, FNFG shall pay to each former holder of HRB Common Stock who otherwise would be entitled to receive a fractional share of FNFG Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of FNFG Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of HRB Common Stock owned by a HRB shareholder shall be combined so as to calculate the maximum number of whole shares of FNFG Common Stock issuable to such HRB shareholder.

      3.3. Procedures for Exchange of HRB Common Stock.

            3.3.1. FNFG to Make Merger Consideration Available. After the Election Deadline and no later than the Closing Date, FNFG shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of HRB Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of FNFG Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III (including any cash that may be payable in lieu of any fractional shares of HRB Common Stock) (such cash and certificates for shares of FNFG Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

            3.3.2. Exchange of Certificates. FNFG shall take all steps necessary to cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for the Merger Consideration and cash in lieu of fractional shares, if any, into which the HRB Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of HRB) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of shares of FNFG Common Stock (if any) to which such former holder of HRB Common Stock shall have become entitled pursuant to the provisions of
Section 3.1 or 3.2 hereof, (ii) a check representing that amount of cash (if any) to which such former holder of HRB Common Stock shall have become entitled pursuant to the provisions of Section 3.1 or 3.2 hereof and (iii) a check representing the amount of cash (if any) payable in lieu of fractional shares of FNFG Common Stock, which such former holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 3.2, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash payable in lieu of fractional shares. Certificates surrendered for exchange by any person who is an "affiliate" of HRB for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing shares of FNFG Common Stock until FNFG has received the written agreement of such person contemplated by Section 8.4 hereof.

            3.3.3. Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding HRB Common Stock shall have no rights, after the Effective Time, with respect to such HRB Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement (or as to Dissenting Shares, such rights as provided by the DGCL). No dividends or other distributions declared after the Effective Time with respect to FNFG Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section
3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of FNFG Common Stock represented by such Certificate.

            3.3.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            3.3.5. Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of HRB of the HRB Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

            3.3.6. Return of Exchange Fund. At any time following the six (6) month period after the Effective Time, FNFG shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to FNFG (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither FNFG nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

            3.3.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by FNFG, the posting by such person of a bond in such amount as FNFG may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

            3.3.8. Withholding. FNFG or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of HRB Common Stock such amounts as FNFG (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by FNFG or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the HRB Common Stock in respect of whom such deduction and withholding were made by FNFG or the Exchange Agent.

      3.4. Treatment of HRB Options.

      HRB DISCLOSURE SCHEDULE 3.4 sets forth all of the outstanding HRB Options as of the date hereof. Prior to and effective as of the Effective Time, HRB shall take all actions necessary to terminate the HRB Option Plan. All issued and outstanding HRB Options outstanding as of the Effective Time, whether or not exercisable, shall become immediately exercisable. Holders of all HRB Options as of the Effective Time will receive, in cancellation of their HRB Options, a number of shares of FNFG Common Stock for each underlying option share as shall be equal to the quotient of (x) the Per Share Amount, minus the exercise price of the HRB Option, divided by (y) the Closing FNFG Share Value. The shares of FNFG Common Stock to be issued to the holders of HRB Options shall be registered with the SEC under the Merger Registration Statement.

      3.5. Reservation of Shares.

      FNFG shall reserve for issuance a sufficient number of shares of the FNFG Common Stock for the purpose of issuing shares of FNFG Common Stock to the HRB shareholders in accordance with this Article III.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF HRB

      HRB represents and warrants to FNFG that the statements contained in this
Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV), subject to the standard set forth in Section 4.1 and except as set forth in the HRB DISCLOSURE SCHEDULE delivered by HRB to FNFG on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. HRB has made a good faith effort to ensure that the disclosure on each schedule of the HRB DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the HRB DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of HRB shall include the Knowledge of HRBT and HR Bank.

      4.1. Standard.

      No representation or warranty of HRB contained in this Article IV shall be deemed untrue or incorrect, and HRB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than the last sentence of Sections 4.2.1 and 4.2.2, and Sections 4.2.5 and 4.2.6), 4.3, 4.4, 4.13.5, 4.13.8, 4.13.10 and 4.13.11, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained. Provided further, that as to the representations contained in Sections 4.13.5, 4.13.8, 4.13.10, 4.13.11, if there is a breach that relates to an undisclosed payment, expense accrual or cost in excess of $500,000, such breach shall be considered material.

      4.2. Organization.

            4.2.1. HRB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. HRB has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

            4.2.2. HRBT is a New York chartered savings bank duly organized, validly existing and in good standing (to the extent required) under the laws of the State of New York. The deposits of HRBT are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by HRBT when due. HRBT is a member in good standing of the FHLB and owns the requisite amount of stock therein.

            4.2.3. Hudson River Commercial Bank ("HR Bank") is a New York chartered commercial bank duly organized, validly existing and in good standing (to the extent required) under the laws of the State of New York. The deposits of HR Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by HR Bank when due. The activities of HR Bank have been limited to those set forth in Section 2(a)(5)(E)(ii) of the BHCA.

            4.2.4. HRB DISCLOSURE SCHEDULE 4.2.4 sets forth each HRB Subsidiary. Each HRB Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

            4.2.5. The respective minute books of HRB, HRBT, HR Bank and each other HRB Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

            4.2.6. Prior to the date of this Agreement, HRB has made available to FNFG true and correct copies of the certificate of incorporation or charter and bylaws of HRB, HRBT, HR Bank and each other HRB Subsidiary.

      4.3. Capitalization.

            4.3.1. The authorized capital stock of HRB consists of 40,000,000 shares of common stock, $0.01 par value per share, of which 30,434,240 shares are outstanding (inclusive of outstanding awards under the HRB Recognition and Retention Plan or under the Deferred Compensation Agreements), validly issued, fully paid and nonassessable and free of preemptive rights, and 5,000,000 shares of preferred stock, $0.01 par value ("HRB Preferred Stock"), none of which are outstanding. There are 5,273,260 shares of HRB Common Stock held by HRB as treasury stock. Neither HRB nor any HRB Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of HRB Common Stock, or any other security of HRB or a HRB Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of HRB Common Stock or any other security of HRB or any HRB Subsidiary, other than shares issuable under the HRB Option Plan and awards under the HRB Recognition Plan that become free from further restrictions upon vesting including the right of the holder, if any, to receive a distribution of accumulated dividends and earnings thereon. HRB DISCLOSURE SCHEDULE 4.3.1 sets forth the name of each holder of options to purchase HRB Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant and vesting dates, and the exercise price relating to the options held, as well as the names of each holder of an outstanding restricted stock award under the HRB Recognition Plan, the number of shares subject to each award, the vesting dates and the accumulated dividends and distribution amounts relating thereto as of the date hereof, and earnings thereon in the aggregate (not on an individual holder basis).

            4.3.2. HRB owns all of the capital stock of HRBT, free and clear of any lien or encumbrance. HRB owns all of the capital stock of HR Bank, free and clear of any lien or encumbrance. Except for the HRB Subsidiaries, HRB does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of HRB Subsidiaries, equity interests held by HRB Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of HRB Subsidiaries, including stock in the FHLB.

            4.3.3. To HRB's Knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of HRB Common Stock.

      4.4. Authority; No Violation.

            4.4.1. HRB has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by HRB's shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by HRB and the completion by HRB of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of HRB, and no other corporate proceedings on the part of HRB, except for the approval of the HRB shareholders, is necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by HRB, and subject to approval by the shareholders of HRB and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by FNFG, constitutes the valid and binding obligation of HRB, enforceable against HRB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

            4.4.2. Subject to receipt of Regulatory Approvals and HRB's and FNFG's compliance with any conditions contained therein, and to the receipt of the approval of the shareholders of HRB, (A) the execution and delivery of this Agreement by HRB, (B) the consummation of the transactions contemplated hereby, and (C) compliance by HRB with any of the terms or provisions hereof will not
(i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of HRB or any HRB Subsidiary or the charter and bylaws of HRBT; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HRB or any HRB Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HRB or HRBT under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which HRB or HRBT is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on HRB and the HRB Subsidiaries taken as a whole.

      4.5. Consents.

      Except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of FNFG Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of FNFG Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the shareholders of HRB and FNFG, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to HRB's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by HRB, and (y) the completion of the Merger and the Bank Mergers. HRB has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

      4.6. Financial Statements.

            4.6.1. HRB has previously made available to FNFG the HRB Regulatory Reports. The HRB Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

            4.6.2. HRB has previously made available to FNFG the HRB Financial Statements. The HRB Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of HRB and the HRB Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

            4.6.3. At the date of each balance sheet included in the HRB Financial Statements or the HRB Regulatory Reports, neither HRB nor HRBT, as applicable, had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such HRB Financial Statements or HRB Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

      4.7. Taxes.

      Except as set forth in HRB DISCLOSURE SCHEDULE 4.7, HRB and the HRB Subsidiaries that are at least 80 percent owned by HRB are members of the same affiliated group within the meaning of Code Section 1504(a). HRB has duly filed all federal, state and material local tax returns required to be filed by or with respect to HRB and every HRB Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to HRB's Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from HRB and any HRB Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in HRB DISCLOSURE
SCHEDULE 4.7, as of the date of this Agreement, HRB has received no written notice of, and to HRB's Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of HRB or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where HRB or any of its Subsidiaries do not file tax returns that HRB or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in HRB DISCLOSURE SCHEDULE 4.7, HRB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. HRB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and HRB and each of its Subsidiaries, to HRB's Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

      4.8. No Material Adverse Effect.

      HRB has not suffered any Material Adverse Effect since March 31, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on HRB.

      4.9. Material Contracts; Leases; Defaults.

            4.9.1. Except as set forth in HRB DISCLOSURE SCHEDULE 4.9.1, neither HRB nor any HRB Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of HRB or any HRB Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of HRB or any HRB Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of HRB or any HRB Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by HRB or any HRB Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which HRB or any HRB Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers' acceptances, and "treasury tax and loan" accounts and transactions in "federal funds" in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to FNFG or any FNFG Subsidiary; (vi) any other agreement, written or oral, that obligates HRB or any HRB Subsidiary for the payment of more than $50,000 annually or for the payment of more than $150,000 over its remaining term, which is not terminable without cause on 60 days' or less notice without penalty or payment, or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by HRB or any HRB Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

            4.9.2. Each real estate lease that requires the consent of the lessor or its agent resulting from the Merger or the Bank Mergers by virtue of the terms of any such lease, is listed in HRB DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither HRB nor any HRB Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

            4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to FNFG on or before the date hereof, are listed on HRB DISCLOSURE SCHEDULE 4.9.1 and are in full force and effect on the date hereof and neither HRB nor any HRB Subsidiary (nor, to the Knowledge of HRB, any other party to any such contract, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, arrangement or instrument. Except as listed on HRB DISCLOSURE SCHEDULE 4.9.3, no party to any material contract, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, arrangement or instrument as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement. Except as set forth in HRB DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which HRB or any HRB Subsidiary is a party or under which HRB or any HRB Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in HRB DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of HRB or any HRB Subsidiary or upon the occurrence of a subsequent event; or (y) requires HRB or any HRB Subsidiary to provide a benefit in the form of HRB Common Stock or determined by reference to the value of HRB Common Stock. None of the restrictive covenants contained in Paragraphs 9a.i and 9a.ii of the Homestead Funding Corporation Shareholders Agreement, dated August 18, 2003 (the "Homestead Shareholders Agreement"), included in HRB DISCLOSURE
SCHEDULE 4.9.3, are in effect and will not be in effect as a result of the execution of this Agreement or consummation of the transactions contemplated by this Agreement, including the Merger and the Bank Mergers. HRB authorizes FNFG on its behalf to issue the written notice to the parties to the Homestead Shareholders Agreement pursuant to Paragraph 5e thereof. HRB shall use its best efforts to receive from the parties to the Homestead Shareholders Agreement written acknowledgements that such shareholders have no right to purchase the Class A Voting Common Stock of Homestead Funding Corporation owned by HRB (assuming timely notice is provided pursuant to Paragraph 5e of the Homestead Shareholders Agreement) and that as a result of the execution of this Agreement or consummation of the transactions contemplated by this Agreement, including the Merger and the Bank Mergers, Paragraphs 9a.i and 9a.ii of the Homestead Shareholders Agreement do not apply.

      4.10. Ownership of Property; Insurance Coverage.

            4.10.1. Except as set forth in HRB DISCLOSURE SCHEDULE 4.10, HRB and each HRB Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by HRB or each HRB Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the HRB Regulatory Reports and in the HRB Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by an HRB Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith,
(iii) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the HRB Financial Statements. HRB and the HRB Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by HRB and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the HRB Financial Statements.

            4.10.2. With respect to all material agreements pursuant to which HRB or any HRB Subsidiary has purchased securities subject to an agreement to resell, if any, HRB or such HRB Subsidiary, as the case may be, has a lien or security interest (which to HRB's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

            4.10.3. HRB and each HRB Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither HRB nor any HRB Subsidiary, except as disclosed in HRB DISCLOSURE
SCHEDULE 4.10.3, has received notice from any insurance carrier during the past five years that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health insurance) with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by HRB or any HRB Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years HRB and each HRB Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. HRB DISCLOSURE SCHEDULE
4.10.3 identifies all material policies of insurance maintained by HRB and each HRB Subsidiary as well as the other matters required to be disclosed under this Section.

      4.11. Legal Proceedings.

      Except as set forth in HRB DISCLOSURE SCHEDULE 4.11, neither HRB nor any HRB Subsidiary is a party to any, and there are no pending or, to HRB's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against HRB or any HRB Subsidiary, (ii) to which HRB or any HRB Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of HRB or HRBT to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on HRB.

      4.12. Compliance With Applicable Law.

            4.12.1. To HRB's Knowledge, each of HRB and each HRB Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither HRB nor any HRB Subsidiary has received any written notice to the contrary.

            4.12.2. Each of HRB and each HRB Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of HRB, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

            4.12.3. For the period beginning January 1, 2001, neither HRB nor any HRB Subsidiary has received any written notification or, to HRB's Knowledge, any other communication from any Bank Regulator (i) asserting that HRB or any HRB Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to HRB or any HRB Subsidiary; (iii) requiring, or threatening to require, HRB or any HRB Subsidiary, or indicating that HRB or any HRB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of HRB or any HRB Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of HRB or any HRB Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "HRB Regulatory Agreement"). Neither HRB nor any HRB Subsidiary has consented to or entered into any HRB Regulatory Agreement that is currently in effect or that was in effect since January 1, 1998. The most recent regulatory rating given to HRBT as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

            4.12.4. Hudson River Funding Corp. (the "HR REIT") (A) was established in 1997 as a "real estate investment trust" as defined in Section 856(a) of the Code, (B) has met at all times since January 1997 the requirements of Section 857(a) of the Code, (C) has not relied at any time since January 1999 on Section 856(c)(6) of the Code, (D) has not had at any time since January 1997 any "net income derived from prohibited transactions" within the meaning of
Section 857(b)(6) of the Code and (E) has not issued any stock or securities as part of a multiple party financing transaction described in IRS Notice 97-21, 1997-11 I.R.B. 2, or Treasury Regulations Section 1.7701(1)-3.

      4.13. Employee Benefit Plans.

            4.13.1. HRB DISCLOSURE SCHEDULE 4.13.1 includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by HRB or any HRB Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of HRB or any HRB Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "HRB Compensation and Benefit Plans"). Except as set forth in HRB DISCLOSURE SCHEDULE 4.13.1, neither HRB nor any of its Subsidiaries has any commitment to create any additional HRB Compensation and Benefit Plan or to materially modify, change or renew any existing HRB Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof, HRB has made available to FNFG true and correct copies of the HRB Compensation and Benefit Plans.

            4.13.2. To the Knowledge of HRB and except as disclosed in HRB DISCLOSURE SCHEDULE 4.13.2, each HRB Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each HRB Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and HRB is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of HRB, threatened action, suit or claim relating to any of the HRB Compensation and Benefit Plans (other than routine claims for benefits). Neither HRB nor any HRB Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any HRB Compensation and Benefit Plan that would reasonably be expected to subject HRB or any HRB Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            4.13.3. Except as set forth in HRB DISCLOSURE SCHEDULE 4.13.3, no liability to any Governmental Entity, other than PBGC premiums arising in the ordinary course of business, has been or is expected by HRB or any of its Subsidiaries to be incurred with respect to any HRB Compensation and Benefit

Plan which is a defined benefit plan subject to Title IV of ERISA ("Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in
Section 4001(a) of ERISA) currently or formerly maintained by HRB or any entity which is considered one employer with HRB under Section 4001(b)(1) of ERISA or
Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). To the Knowledge of HRB, except as set forth in HRB DISCLOSURE SCHEDULE 4.13.3, no HRB Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in HRB DISCLOSURE SCHEDULE 4.13.3, the fair market value of the assets of each HRB Defined Benefit Plan exceeds the present value of the benefits guaranteed under Section 4022 of ERISA under such HRB Defined Benefit Plan as of the end of the most recent plan year with respect to the respective HRB Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such HRB Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any HRB Defined Benefit Plan within the 12-month period ending on the date hereof. Except as set forth in HRB DISCLOSURE SCHEDULE 4.13.3, neither HRB nor any of its Subsidiaries has provided, or is required to provide, security to any HRB Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. Neither HRB, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after January 1, 1998. To the Knowledge of HRB, and except as set forth in HRB DISCLOSURE SCHEDULE 4.13.3, there is no pending investigation or enforcement action by any Bank Regulator with respect to any HRB Compensation and Benefit Plan or any ERISA Affiliate Plan.

            4.13.4. Except as set forth in HRB DISCLOSURE SCHEDULE 4.13.4, all material contributions required to be made under the terms of any HRB Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which HRB or any HRB Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on HRB's consolidated financial statements to the extent required by GAAP. HRB and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable HRB Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

            4.13.5. Except as set forth in HRB DISCLOSURE SCHEDULE 4.13.5, neither HRB nor any HRB Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any HRB Compensation and Benefit Plan, other than benefits mandated by
Section 4980B of the Code. Except as set forth in HRB DISCLOSURE SCHEDULE 4.13.5, there has been no communication to employees by HRB or any HRB Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

            4.13.6. Except as set forth in HRB DISCLOSURE SCHEDULE 4.13.6, HRB and its Subsidiaries do not maintain any HRB Compensation and Benefit Plans covering employees who are not United States residents.

            4.13.7. With respect to each HRB Compensation and Benefit Plan, if applicable, HRB has provided or made available to FNFG copies of the: (A) trust instruments and insurance contracts; (B) two most recent Forms 5500 filed with the IRS; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last two years; and (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

            4.13.8. Except as disclosed in HRB DISCLOSURE SCHEDULE 4.13.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any HRB Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any HRB Compensation and Benefit Plan.

            4.13.9. Except as disclosed in HRB DISCLOSURE SCHEDULE 4.13.9, neither HRB nor any HRB Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

            4.13.10. To the Knowledge of HRB, the consummation of the Mergers and the Bank Mergers will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of HRB or any HRB Subsidiary to any actual or deemed payment (or benefit) which could constitute a "parachute payment" (as such term is defined in Section 280G of the Code), except as set forth in HRB DISCLOSURE SCHEDULE 4.13.10.

            4.13.11. Except as disclosed in HRB DISCLOSURE SCHEDULE 4.13.11, there are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the HRB Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

            4.13.12. HRB DISCLOSURE SCHEDULE 4.13.12 sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all officers, and employees whose annual rate of salary is $75,000 or greater, of HRBT or HRB, their title and rate of salary, and their date of hire. HRB DISCLOSURE SCHEDULE 4.13.12 also sets forth any changes to any HRB Compensation and Benefit Plan since March 31, 2003.

      4.14. Brokers, Finders and Financial Advisors.

      Neither HRB nor any HRB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") by HRB and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Sandler O'Neill, setting forth the fee payable to Sandler O'Neill for its services rendered to HRB in connection with the Merger and transactions contemplated by this Agreement, is attached to HRB DISCLOSURE SCHEDULE 4.14.

      4.15. Environmental Matters.

            4.15.1. Except as may be set forth in HRB DISCLOSURE SCHEDULE 4.15 and any Phase I Environmental Report identified therein, with respect to HRB and each HRB Subsidiary:

                  (A) Each of HRB and the HRB Subsidiaries, the Participation Facilities, and, to HRB's Knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (B) HRB has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to HRB's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the HRB Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the HRB Subsidiaries or any Participation Facility;

                  (C) HRB has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to HRB's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or HRB or any of the HRB Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (D) To HRB's Knowledge, the properties currently owned or operated by HRB or any HRB Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

                  (E) Neither HRB nor any HRB Subsidiary during the past five years has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (F) To HRB's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by HRB or any of the HRB Subsidiaries or any Participation Facility, and to HRB's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by HRB or any of the HRB Subsidiaries or any Participation Facility; and

                  (G) To HRB's Knowledge, during the period of (s) HRB's or any of the HRB Subsidiaries' ownership or operation of any of their respective current properties or (t) HRB's or any of the HRB Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To HRB's Knowledge, prior to the period of (x) HRB's or any of the HRB Subsidiaries' ownership or operation of any of their respective current properties or (y) HRB's or any of the HRB Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

            4.15.2. "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

      4.16. Loan Portfolio.

            4.16.1. The allowance for loan losses reflected in HRB's audited consolidated balance sheet at March 31, 2003 was, and the allowance for loan losses shown on the balance sheets in HRB's Securities Documents for periods ending after March 31, 2003 was or will be, as the case may be, adequate, as of the dates thereof, under GAAP.

            4.16.2. HRB DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of the most recently available date (and in no event later than February 29, 2004), by account, of: (A) all loans (including loan participations) of HRBT or any other HRB Subsidiary that have been accelerated during the past twelve months;
(B) all loan commitments or lines of credit of HRBT or any other HRB Subsidiary which have been terminated by HRBT or any other HRB Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) all loans, lines of credit and loan commitments as to which HRBT or any other HRB Subsidiary has given written notice of its intent to terminate during the past twelve months; (D) with respect to all commercial loans (including commercial real estate loans), all notification letters and other written communications from HRBT or any other HRB Subsidiary to any of their respective borrowers, customers or other parties during the past twelve months wherein HRBT or any other HRB Subsidiary has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (E) each borrower, customer or other party which has notified HRBT or any other HRB Subsidiary during the past twelve months of, or has asserted against HRBT or any other HRB Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the Knowledge of HRBT, each borrower, customer or other party which has given HRBT or any other HRB Subsidiary any oral notification of, or orally asserted to or against HRBT or any other HRB Subsidiary, any such claim; (F) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and
(G) all assets classified by HRBT or any HRBT Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 4.16.2 may exclude any individual loan with a principal outstanding balance of less than $100,000, provided that DISCLOSURE SCHEDULE 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $100,000 that have been excluded.

            4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of HRB and the HRB Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of HRB's or the appropriate HRB Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in HRB DISCLOSURE SCHEDULE 4.16.3. To the Knowledge of HRB, the loans, discounts and the accrued interest reflected on the books of HRB and the HRB Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in HRB DISCLOSURE SCHEDULE 4.16.3, all such loans are owned by HRB or the appropriate HRB Subsidiary free and clear of any liens.

            4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

      4.17. Securities Documents.

      HRB has made available to FNFG copies of its (i) annual reports on Form 10-K for the years ended March 31, 2003, 2002 and 2001, (ii) quarterly report on Form 10-Q for the quarters ended June 30, September 30 and December 31, 2003, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 2003, 2002 and 2001. Such reports, prospectus and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

      4.18. Related Party Transactions.

      Except as described in HRB's Proxy Statement distributed in connection with the annual meeting of shareholders held in August 2003 (which has previously been provided to FNFG), or as set forth in HRB DISCLOSURE SCHEDULE 4.18, neither HRB nor any HRB Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of HRB or any HRB Affiliate. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of HRB or any HRB Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither HRB nor any HRB Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by HRB is inappropriate.

      4.19. Deposits.

      Except as set forth in HRB DISCLOSURE SCHEDULE 4.20, none of the deposits of HRB or any HRB Subsidiary is a "brokered deposit" as defined in 12 CFR
Section 337.6(a)(2).

      4.20. Antitakeover Provisions Inapplicable; Required Vote.

      The Board of Directors of HRB has, to the extent such statute is applicable, taken all action (including appropriate approvals of the Board of Directors of HRB) necessary to exempt FNFG, the Merger, the Merger Agreement and the transactions contemplated hereby from Section 203 of the DGCL. The affirmative vote of a majority of the issued and outstanding shares of HRB Common Stock is required to approve this Agreement and the Merger under HRB's certificate of incorporation and the DGCL.

      4.21. Registration Obligations.

      Neither HRB nor any HRB Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

      4.22. Risk Management Instruments.

      All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for HRB's own account, or for the account of one or more of HRB's Subsidiaries or their customers (all of which are set forth in HRB DISCLOSURE
SCHEDULE 4.23), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of HRB, with counterparties believed to be financially responsible at the time; and to HRB's Knowledge each of them constitutes the valid and legally binding obligation of HRB or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither HRB nor any HRB Subsidiary, nor to the Knowledge of HRB any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

      4.23. Fairness Opinion.

      HRB has received a written opinion from Sandler O'Neill to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of HRB pursuant to this Agreement is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

      4.24. Trust Accounts

      HRBT and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither HRBT nor any other HRB Subsidiary, and to the Knowledge of HRB, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

      4.25. Intellectual Property

      HRB and each HRB Subsidiary owns or, to HRB's Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment (except as set forth in HRB DISCLOSURE SCHEDULE 4.25), and neither HRB nor any HRB Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. HRB and each HRB Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of HRB, the conduct of the business of HRB and each HRB Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

      4.26. Labor Matters

      There are no labor or collective bargaining agreements to which HRB or any HRB Subsidiary is a party. To the Knowledge of HRB, there is no union organizing effort pending or threatened against HRB or any HRB Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of HRB, threatened against HRB or any HRB Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of HRB, threatened against HRB or any HRB Subsidiary (other than routine employee grievances that are not related to union employees). HRB and each HRB Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

      4.27. HRB Information Supplied

      The information relating to HRB and any HRB Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by HRB with respect to statements made or incorporated by reference therein based on information supplied by FNFG specifically for inclusion or incorporation by reference in the Merger Registration Statement.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF FNFG

      FNFG represents and warrants to HRB that the statements contained in this
Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article V), subject to the standard set forth in Section 5.1, and except as set forth in the FNFG DISCLOSURE SCHEDULE delivered by FNFG to HRB on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. FNFG has made a good faith effort to ensure that the disclosure on each schedule of the FNFG DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the FNFG DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of FNFG shall include the Knowledge of First Niagara Bank and First Niagara Commercial Bank.

      5.1. Standard.

      No representation or warranty of FNFG contained in this Article V shall be deemed untrue or incorrect, and FNFG shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material", "materially", "in all material respects", "Material Adverse Effect" or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than the last sentence of Sections 5.2.1 and 5.2.2), 5.3, and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects based on the qualifications and standards therein contained.

      5.2. Organization.

            5.2.1. FNFG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. FNFG has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

            5.2.2. First Niagara Bank is a savings bank duly organized, validly existing and in good standing (to the extent required) under federal law. The deposits of First Niagara Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. First Niagara Bank is a member in good standing of the FHLB and own the requisite amount of stock therein.

            5.2.3. First Niagara Commercial Bank is a New York chartered commercial bank duly organized, validly existing and in good standing (to the extent required) under the laws of the State of New York. The deposits of First Niagara Commercial Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by First Niagara Commercial Bank when due. The activities of First Niagara Commercial Bank have been limited to those set forth in Section 2(a)(5)(E)(ii) of the BHCA.

            5.2.4. FNFG DISCLOSURE SCHEDULE 5.2.3 sets forth each FNFG Subsidiary. Each FNFG Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

            5.2.5. The respective minute books of FNFG and each FNFG Subsidiary accurately records, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

            5.2.6. Prior to the date of this Agreement, FNFG has made available to HRB true and correct copies of the certificate of incorporation and bylaws of FNFG and First Niagara Bank and the FNFG Subsidiaries.

      5.3. Capitalization.

            5.3.1. The authorized capital stock of FNFG consists of 250,000,000 shares of common stock, $0.01 par value, of which 84,125,973 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 50,000,000 shares of preferred stock, $0.01 par value ("FNFG Preferred Stock"), none of which are outstanding. There are no shares of FNFG Common Stock held by FNFG as treasury stock. Neither FNFG nor any FNFG Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FNFG Common Stock, or any other security of FNFG or any securities representing the right to vote, purchase or otherwise receive any shares of FNFG Common Stock or any other security of FNFG, other than shares issuable under the FNFG Stock Benefit Plans.

            5.3.2. FNFG owns all of the capital stock of First Niagara Bank free and clear of any lien or encumbrance. First Niagara Bank owns all of the capital stock of First Niagara Commercial Bank free and clear of any lien or encumbrance.

            5.3.3. To the Knowledge of FNFG, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of FNFG Common Stock.

      5.4. Authority; No Violation.

            5.4.1. FNFG has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Regulatory Approvals, and the approval of the FNFG shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FNFG and the completion by FNFG of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of FNFG, and no other corporate proceedings on the part of FNFG, except for the approval of the FNFG shareholders, are necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by FNFG, and subject to approval by the shareholders of FNFG and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by HRB, constitutes the valid and binding obligations of FNFG, enforceable against FNFG in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

            5.4.2. Subject to receipt of Regulatory Approvals and HRB's and FNFG's compliance with any conditions contained therein, and to the receipt of the approval of the shareholders of FNFG, (A) the execution and delivery of this Agreement by FNFG, (B) the consummation of the transactions contemplated hereby, and (C) compliance by FNFG with any of the terms or provisions hereof will not
(i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of FNFG or any FNFG Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FNFG or any FNFG Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FNFG or any FNFG Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on FNFG.

      5.5. Consents.

      Except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) approval of the listing of FNFG Common Stock to be issued in the Merger on the Nasdaq, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of FNFG Common Stock pursuant to this Agreement, and (f) the approval of this Agreement by the requisite vote of the shareholders of HRB and FNFG, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to FNFG's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by FNFG, and (y) the completion of the Merger and the Bank Mergers. FNFG has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

      5.6. Financial Statements.

            5.6.1. FNFG has previously made available to HRB the FNFG Financial Statements. The FNFG Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of FNFG and the FNFG Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

            5.6.2. At the date of each balance sheet included in the FNFG Financial Statements, FNFG did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FNFG Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

      5.7. Taxes.

      FNFG and the FNFG Subsidiaries that are at least 80 percent owned by FNFG are members of the same affiliated group within the meaning of Code Section 1504(a). FNFG has duly filed all federal, state and material local tax returns required to be filed by or with respect to FNFG and each FNFG Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of FNFG, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from FNFG and any FNFG Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, FNFG has received no notice of, and to the Knowledge of FNFG, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of FNFG or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where FNFG or any of its Subsidiaries do not file tax returns that FNFG or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in FNFG DISCLOSURE
SCHEDULE 5.7, FNFG and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. FNFG and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and FNFG and each of its Subsidiaries, to the Knowledge of FNFG, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

      5.8. No Material Adverse Effect.

      FNFG has not suffered any Material Adverse Effect since December 31, 2003 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FNFG.

      5.9. Ownership of Property; Insurance Coverage.

            5.9.1. FNFG and each FNFG Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by FNFG or each FNFG Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the FNFG Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by a FNFG Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith,
(iii) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the FNFG Financial Statements. FNFG and the FNFG Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by FNFG and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

            5.9.2. FNFG and each FNFG Subsidiary currently maintain insurance considered by FNFG to be reasonable for their respective operations.

      5.10. Legal Proceedings.

      Except as disclosed in FNFG DISCLOSURE SCHEDULE 5.10, neither FNFG nor any FNFG Subsidiary is a party to any, and there are no pending or, to the Knowledge of FNFG, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against FNFG or any FNFG Subsidiary, (ii) to which FNFG or any FNFG Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of FNFG to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

      5.11. Compliance With Applicable Law.

            5.11.1. To the Knowledge of FNFG, each of FNFG and each FNFG Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither FNFG nor any FNFG Subsidiary has received any written notice to the contrary.

            5.11.2. Each of FNFG and each FNFG Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of FNFG, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

            5.11.3. For the period beginning January 1, 2001, neither FNFG nor any FNFG Subsidiary has received any written notification or, to the Knowledge of FNFG, any other communication from any Bank Regulator (i) asserting that FNFG or any FNFG Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to FNFG or First Niagara Bank or First Niagara Commercial Bank; (iii) requiring or threatening to require FNFG or any FNFG Subsidiary, or indicating that FNFG or any FNFG Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of FNFG or any FNFG Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of FNFG or any FNFG Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an "FNFG Regulatory Agreement"). Neither FNFG nor any FNFG Subsidiary has consented to or entered into any currently effective FNFG Regulatory Agreement. The most recent regulatory rating given to First Niagara Bank as to compliance with the CRA is satisfactory or better.

            5.11.4. FNFG and each FNFG Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

      5.12. Employee Benefit Plans.

            5.12.1. FNFG DISCLOSURE SCHEDULE 5.12 includes a list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by FNFG or any FNFG Subsidiary and in which employees in general may participate (the "FNFG Compensation and Benefit Plans"). Each FNFG Compensation and Benefit Plan has been administered in form and in operation, in all material respects with its terms and all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance. With respect to each of the FNFG Compensation and Benefit Plans, if applicable, FNFG has provided or made available to HRB copies of the most recent summary plan description (or other such summary of the terms of the plan).

            5.12.2. To the Knowledge of FNFG and except as disclosed in FNFG DISCLOSURE SCHEDULE 5.12.2, each FNFG Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each FNFG Compensation and Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and FNFG is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of FNFG, threatened action, suit or claim relating to any of the FNFG Compensation and Benefit Plans (other than routine claims for benefits). Neither FNFG nor any FNFG Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any FNFG Compensation and Benefit Plan that would reasonably be expected to subject FNFG or any FNFG Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

            5.12.3. No liability to any Governmental Entity, other than PBGC premiums arising in the ordinary course of business, has been or is expected by FNFG or any of its Subsidiaries to be incurred with respect to any FNFG Compensation and Benefit Plan which is a Defined Benefit Plan or with respect to any ERISA Affiliate Plan currently or formerly maintained by FNFG or any ERISA Affiliate. To the Knowledge of FNFG, except as set forth in FNFG DISCLOSURE
SCHEDULE 5.12.3, no FNFG Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in FNFG DISCLOSURE SCHEDULE 5.12.3, the fair market value of the assets of each FNFG Defined Benefit Plan exceeds the present value of the benefits guaranteed under Section 4022 of ERISA under such FNFG Defined Benefit Plan as of the end of the most recent plan year with respect to the respective FNFG Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such FNFG Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any FNFG Defined Benefit Plan within the 12-month period ending on the date hereof. Neither FNFG nor any of its Subsidiaries has provided, or is required to provide, security to any FNFG Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under
Section 412(n) of the Code or pursuant to ERISA. Neither FNFG, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after January 1, 1998. To the Knowledge of FNFG, there is no pending investigation or enforcement action by any Bank Regulator with respect to any FNFG Compensation and Benefit Plan or any ERISA Affiliate Plan.

            5.12.4. All material contributions required to be made under the terms of any FNFG Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which FNFG or any FNFG Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on FNFG's consolidated financial statements to the extent required by GAAP. FNFG and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable FNFG Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

      5.13. Environmental Matters.

            5.13.1. To the Knowledge of FNFG, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon FNFG or any of FNFG Subsidiary. To the Knowledge of FNFG, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to FNFG or any FNFG Subsidiary by reason of any Environmental Laws. Neither FNFG nor any FNFG Subsidiary during the past five years has received any written notice from any Person that FNFG or any FNFG Subsidiary or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon FNFG or any FNFG Subsidiary.

            5.13.2. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the FNFG `s Knowledge, threatened, before any court, governmental agency or other forum against FNFG or any FNFG Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (defined herein) into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by any of the FNFG .

      5.14. Loan Portfolio.

            5.14.1. The allowance for credit losses reflected in FNFG's audited statement of condition at December 31, 2003 was, and the allowance for credit losses shown on the balance sheets in FNFG's Securities Documents for periods ending after December 31, 2003 will be, adequate, as of the dates thereof, under GAAP.

            5.14.2. FNFG DISCLOSURE SCHEDULE 5.14 sets forth a listing, as of the most recently available date (and in no event later than February 29, 2004), all loans of FNFG and any FNFG Subsidiary, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as


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

"Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and all assets classified by FNFG or any FNFG Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. DISCLOSURE SCHEDULE 5.14 may exclude any individual loan with a principal outstanding balance of less than $100,000.

            5.14.3. All loans receivable (including discounts) and accrued interest entered on the books of FNFG and the each FNFG Subsidiary arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the Knowledge of FNFG, the loans, discounts and the accrued interest reflected on the books of FNFG and the FNFG Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

            5.14.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

      5.15. Securities Documents.

      FNFG has made available to HRB copies of its (i) annual reports on Form 10-K for the years ended December 31, 2003, 2002 and 2001, and (ii) proxy materials used or for use in connection with its meetings of shareholders held in 2003, 2002 and 2001. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

      5.16. Deposits.

      None of the deposits of any FNFG Subsidiary is a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

      5.17. Antitakeover Provisions Inapplicable.

      The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL applicable to FNFG or any FNFG Subsidiary. The affirmative vote of a majority of the issued and outstanding shares of FNFG Common Stock is required to approve this Agreement and the Merger under FNFG's certificate of incorporation and the DGCL.

      5.18. Risk Management Instruments.

      All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for FNFG's own account, or for the account of one or more of FNFG's Subsidiaries or their customers, were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of FNFG, with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of FNFG or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither FNFG nor any of its Subsidiaries, nor to the Knowledge of FNFG, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

      5.19. Brokers, Finders and Financial Advisors.

      Neither FNFG nor any FNFG Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Ryan, Beck & Co. by FNFG and the fee payable pursuant thereto.

      5.20. FNFG Common Stock

      The shares of FNFG Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

      5.21. Material Contracts

      Neither FNFG nor any FNFG Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of FNFG or any FNFG Subsidiary; (ii) any agreement which by its terms limits the payment of dividends by FNFG or any FNFG Subsidiary, or (iii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by FNFG or any FNFG Subsidiary.

      5.22. FNFG Information Supplied

      The information relating to FNFG and any FNFG Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection herewith, will not


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

contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Merger Registration Statement will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by FNFG with respect to statements made or incorporated by reference therein based on information supplied by HRB specifically for inclusion or incorporation by reference in the Merger Registration Statement.

      5.23. Trust Accounts

      First Niagara Bank and each of its subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither First Niagara Bank nor any other FNFG Subsidiary, and to the Knowledge of FNFG, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

      5.24. Fairness Opinion

      FNFG has received an opinion from Ryan Beck to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be paid by FNFG to the shareholders of HRB pursuant to this Agreement is fair to FNFG shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE VI
                                COVENANTS OF HRB

      6.1. Conduct of Business.

            6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of FNFG, which consent will not be unreasonably withheld, conditioned or delayed, HRB will, and it will cause each HRB Subsidiary to: operate its business, only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would (i) adversely affect the ability of the parties to obtain any Regulatory Approval or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or
(ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

            6.1.2. Negative Covenants. HRB agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in HRB DISCLOSURE SCHEDULE 6.1.2, or consented to by FNFG in writing (which consent shall not be unreasonably withheld or delayed), it will not, and it will cause each HRB Subsidiary not to:


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

                  (A) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except as required by law, or appoint a new director to the board directors;

                  (B) change the number of authorized or issued shares of its capital stock, issue any shares of HRB Common Stock that are held as "treasury shares" as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the HRB Option Plan or the HRB Recognition Plan, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (i) HRB may issue shares of HRB Common Stock upon the valid exercise, in accordance with the information set forth in HRB DISCLOSURE SCHEDULE 4.3.1, of presently outstanding HRB Options issued under the HRB Option Plan, (ii) HRB may continue to pay its regular quarterly cash dividend of $0.08 per share (which may be increased to $0.09 per share as to the dividend payable in August and November 2004) with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by HRB prior to the Effective Time and the payment thereof shall be coordinated with FNFG so that holders of HRB Common Stock do not receive dividends on both HRB Common Stock and FNFG Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the HRB Common Stock or FNFG Common Stock received in the Merger in respect of such quarter), and (iii) any HRB Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations) and the HR REIT may continue to pay dividends on the shares of preferred stock and common stock issued and outstanding as of the date hereof consistent with past practice.

                  (C) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) except in the ordinary course of business;

                  (D) other than as set forth in HRB DISCLOSURE SCHEDULE 6.1.2(D), make application for the opening or closing of any, or open or close any, branch or automated banking facility;

                  (E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on HRB DISCLOSURE SCHEDULES 4.9.1 and 4.13.1, (ii) pay increases previously authorized by HRB to take effect as of April 1, 2004, which are set forth in HRB DISCLOSURE SCHEDULE 6.1.2, (iii) as to non-officer employees, pay increases in the ordinary course of business consistent with past practice, (iv) the payment of bonuses with respect the fiscal year ended March 31, 2004 consistent with past practice as to amounts and positions covered, the expenses of which have been accrued in accordance with GAAP as of the date hereof, (v) the payment immediately prior to the Effective Time of pro-rata bonuses to employees other than officers who are a party to an employment agreement with HRBT as of the date hereof (pro rata for the portion of the fiscal year ending March 31, 2005 that precedes the Effective Time), consistent with past practice as to amounts and positions covered, the expenses of which will have been accrued in accordance with GAAP through the date thereof


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

consistent with past practice. Neither HRB nor any HRB Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that HRB or an HRB Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business. In addition, HRB may agree to pay employees of HRB or HRBT, who are identified by HRB and agreed to by FNFG, a retention bonus in an individual amount to be agreed to by HRB and FNFG and in an aggregate amount as to all retention bonuses not in excess of $200,000 or such other amount as the parties may agree.

                  (F) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

                  (G) merge or consolidate HRB or any HRB Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of HRB or any HRB Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between HRB, or any HRB Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any HRB Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (H) sell or otherwise dispose of the capital stock of HRB or sell or otherwise dispose of any asset of HRB or of any HRB Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of HRB or of any HRB Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (I) voluntarily take any action which would result in any of the representations and warranties of HRB or HRBT set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

                  (J) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating HRB or HRBT;

                  (K) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which HRB or any HRB Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (L) purchase any equity securities, or purchase any securities other than securities (i) rated "A" or higher by either Standard & Poor's Ratings Services or Moody's Investors Service, (ii) having a face amount of not more than $5,000,000, (iii) with a weighted average life of not more than five years and (iv) otherwise in the ordinary course of business consistent with past practice;

                  (M) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on the HRB DISCLOSURE SCHEDULE 6.12(M), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of $1,500,000 for a commercial real estate loan or $1,500,000 for a commercial business loan, or in excess of $750,000 for a residential loan. In addition, the prior approval of FNFG is required with respect to the foregoing: (i) any new loan or credit facility commitment in an amount of $750,000 or greater to any borrower or group of affiliated borrowers whose credit exposure with HRBT, HRB or any HRB Subsidiary, in the aggregate, exceeds $5,000,000 prior thereto or as a result thereof; and (ii) any new loan or credit facility commitment in excess of $750,000 to any person residing, or any property located, outside of New York State.

                  (N) except as set forth on the HRB DISCLOSURE SCHEDULE 6.12(N), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

                  (O) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (P) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

                  (Q) make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies except as may be required by changes in applicable law or regulations or by a Bank Regulator;


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

                  (R) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any HRB Employee Plan;

                  (S) except as set forth in HRB DISCLOSURE SCHEDULE 6.12(S), make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (T) except as set forth in HRB DISCLOSURE SCHEDULE 6.12(T), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (U) sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) (and provided that First Niagara Bank will be given the first opportunity to purchase any loan participation being sold) or OREO properties (other than sales of OREO which generate a net book loss of not more than $20,000 per property);

                  (V) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by HRB or HRBT of more than $50,000 annually, or containing any financial commitment extending beyond 24 months from the date hereof;

                  (W) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $50,000 individually or $100,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

                  (X) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Materials of Environmental Concern;

                  (Y) purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

                  (Z) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with FNFG and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of FNFG (which shall not be unreasonably withheld) or issue any broadly distributed communication of a general nature to customers without the prior approval of FNFG (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby; or

                  (AA) agree to do any of the foregoing.

      6.2. Current Information.

            6.2.1. During the period from the date of this Agreement to the Effective Time, HRB will cause one or more of its representatives to confer with representatives of FNFG and report the general status of its ongoing operations at such times as FNFG may reasonably request. HRB will promptly notify FNFG of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving HRB or any HRB Subsidiary. Without limiting the foregoing, senior officers of FNFG and HRB shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of HRB and its Subsidiaries, in accordance with applicable law, and HRB shall give due consideration to FNFG's input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither FNFG nor any FNFG Subsidiary shall under any circumstance be permitted to exercise control of HRB or any HRB Subsidiary prior to the Effective Time.

            6.2.2. HRBT and First Niagara Bank shall meet on a regular basis to discuss and plan for the conversion of HRBT's data processing and related electronic informational systems to those used by First Niagara Bank, which planning shall include, but not be limited to, discussion of the possible termination by HRBT of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by HRBT in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that HRBT shall not be obligated to take any such action prior to the Effective Time and, unless HRBT otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that HRBT takes, at the request of First Niagara Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, First Niagara Bank shall indemnify HRBT for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by HRB, or a termination of this Agreement under Section 11.1.8 or 11.1.9.

            6.2.3. HRBT shall provide First Niagara Bank, within fifteen (15) business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means
(i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned,
(iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans. On a monthly basis, HRB shall provide First Niagara Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

            6.2.4. HRB shall promptly inform FNFG upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices,


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

audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of HRB or any HRB Subsidiary under any labor or employment law.

      6.3. Access to Properties and Records.

      Subject to Section 12.1 hereof, HRB shall permit FNFG reasonable access upon reasonable notice to its properties and those of the HRB Subsidiaries, and shall disclose and make available to FNFG during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter HRB reasonably determines should be treated as confidential) and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which FNFG may have a reasonable interest; provided, however, that HRB shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. HRB shall provide and shall request its auditors to provide FNFG with such historical financial information regarding it (and related audit reports and consents) as FNFG may reasonably request for securities disclosure purposes. FNFG shall use commercially reasonable efforts to minimize any interference with HRB's regular business operations during any such access to HRB's property, books and records. HRB and each HRB Subsidiary shall permit FNFG, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by HRB or any HRB Subsidiary. In the event any subsurface or phase II site assessments are conducted, FNFG shall indemnify HRB and its Subsidiaries for all costs and expenses associated with returning the property to its previous condition.

      6.4. Financial and Other Statements.

            6.4.1. Promptly upon receipt thereof, HRB will furnish to FNFG copies of each annual, interim or special audit of the books of HRB and the HRB Subsidiaries made by its independent auditors and copies of all internal control reports submitted to HRB by such auditors in connection with each annual, interim or special audit of the books of HRB and the HRB Subsidiaries made by such auditors.

            6.4.2. As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, HRB will deliver to FNFG the Securities Documents filed by it with the SEC under the Securities Laws. HRB will furnish to FNFG copies of all documents, statements and reports as it or any HRB Subsidiary shall send to its shareholders, the FDIC, the FRB, the Department or any other regulatory authority, except as legally prohibited thereby. Within 25 days after the end of each month, HRB will deliver to FNFG a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

            6.4.3. HRB will advise FNFG promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of HRB or any of the HRB Subsidiaries.

            6.4.4. With reasonable promptness, HRB will furnish to FNFG such additional financial data that HRB possesses and as FNFG may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

      6.5. Maintenance of Insurance.

      HRB shall maintain, and cause each HRB Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of theirs properties and the nature of their business

      6.6. Disclosure Supplements.

      From time to time prior to the Effective Time, HRB will promptly supplement or amend the HRB DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such HRB DISCLOSURE SCHEDULE or which is necessary to correct any information in such HRB DISCLOSURE SCHEDULE which has been rendered materially inaccurate thereby. No supplement or amendment to such HRB DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

      6.7. Consents and Approvals of Third Parties.

      HRB shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, HRB shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the shareholder vote required to be obtained by it hereunder.

      6.8. All Reasonable Efforts.

      Subject to the terms and conditions herein provided, HRB agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      6.9. Failure to Fulfill Conditions.

      In the event that HRB determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify FNFG.


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

      6.10. No Solicitation.

      From and after the date hereof until the termination of this Agreement, neither HRB, nor any HRB Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by HRB or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and HRB shall notify FNFG orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of HRB from furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written proposal to acquire HRB pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of HRB has consulted with its independent financial advisor as to whether such proposal may be or could be superior to the Merger from a financial point-of-view to HRB's shareholders, (B) the Board of Directors of HRB, after consultation with and after considering the advice of independent legal counsel, determines in good faith that the failure to furnish information to or enter into discussions with such person may cause the Board of Directors of HRB to breach its fiduciary duties to shareholders under applicable law; (C) such Acquisition Proposal was not solicited by HRB and did not otherwise result from a breach of this Section 6.10 by HRB (such proposal that satisfies (A), (B) and (C) being referred to herein as a "Superior Proposal"); (D) HRB promptly notifies FNFG of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with HRB or any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any inquiries, proposals or offers, and receives from such person or entity an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreement that HRB and FNFG entered into; and (E) the HRB Shareholders Meeting has not occurred. For purposes of this Agreement, "Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving HRB or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the consolidated assets of HRB, in a single transaction or series of transactions;
(iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of HRB or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.


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

      6.11. Reserves and Merger-Related Costs.

      HRB agrees to consult with FNFG with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). FNFG and HRB shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as FNFG shall reasonably request and which are not inconsistent with GAAP, provided that no such actions need be effected until FNFG shall have irrevocably certified to HRB that all conditions set forth in Article IX to the obligation of FNFG to consummate the transactions contemplated hereby (other than the delivery of certificates or opinions) have been satisfied or, where legally permissible, waived.

      6.12. Board of Directors and Committee Meetings.

      HRB and HRBT shall permit representatives of FNFG (no more than two) to attend any meeting of the Board of Directors of HRB and/or HRBT or the Executive and Loan Committees thereof as an observer (the "Observer"), provided that neither HRB nor HRBT shall be required to permit the FNFG representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of HRB or HRBT or during any other matter that the respective Board of Directors has reasonably determined to be confidential with respect to FNFG's participation.

                                   ARTICLE VII
                                COVENANTS OF FNFG

      7.1. Conduct of Business.

      During the period from the date of this Agreement to the Effective Time, except with the written consent of HRB, which consent will not be unreasonably withheld, FNFG will, and it will cause each FNFG Subsidiary to: conduct its business only in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; (iv) change or waive any provision of its Certificate of Incorporation, except as required by law; (v) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for establishing regulatory accounting principles; or (vi) result in the declaration, setting aside or payment of any extraordinary dividend or other distribution in respect of its capital stock.

      7.2. Current Information.

      During the period from the date of this Agreement to the Effective Time, FNFG will cause one or more of its representatives to confer with representatives of HRB and report the general status of its financial condition, operations and business and matters relating to the completion of the


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

transactions contemplated hereby, at such times as HRB may reasonably request. FNFG will promptly notify HRB, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution of material litigation involving FNFG and any FNFG Subsidiary. FNFG will consult with HRB in advance with respect to any proposed material change in the business or operations of FNFG and with respect to any material strategic activities of FNFG. FNFG shall be reasonably responsive to requests by HRB for access to such information and personnel regarding FNFG and its Subsidiaries as may be reasonably necessary for HRB to confirm that the representations and warranties of FNFG contained herein are true and correct and that the covenants of FNFG contained herein have been performed in all material respects; provided, however, that FNFG shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in FNFG's reasonable judgment, would interfere with the normal conduct of FNFG's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. FNFG will locate at least one significant operational function (e.g., loan servicing and collections) in Hudson, New York following the Effective Time and will consult with HRB and HRBT in this regard during the period from the date of this Agreement to the Effective Time.

      7.3. Financial and Other Statements.

      As soon as reasonably available, but in no event later than the date such documents are filed with the SEC, FNFG will deliver to HRB the Securities Documents filed by it with the SEC under the Securities Laws. FNFG will furnish to HRB copies of all documents, statements and reports as it or FNFG file with the OTS or any other Bank Regulator authority with respect to the Merger. FNFG will furnish to HRB copies of all documents, statements and reports as it or any FNFG Subsidiary sends to the shareholders of FNFG. FNFG will advise HRB promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of FNFG or any of the FNFG Subsidiaries.

      7.4. Disclosure Supplements.

      From time to time prior to the Effective Time, FNFG will promptly supplement or amend the FNFG DISCLOSURE SCHEDULE delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FNFG DISCLOSURE SCHEDULE or which is necessary to correct any information in such FNFG DISCLOSURE SCHEDULE which has been rendered inaccurate thereby. No supplement or amendment to such FNFG DISCLOSURE SCHEDULE shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

      7.5. Consents and Approvals of Third Parties.

      FNFG shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals, including the approval of the


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

shareholders of FNFG, necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, FNFG shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the shareholder vote required to be obtained by it hereunder.

      7.6. All Reasonable Efforts.

      Subject to the terms and conditions herein provided, FNFG agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      7.7. Failure to Fulfill Conditions.

      In the event that FNFG determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify HRB.

      7.8. Employee Benefits.

            7.8.1. FNFG agrees that it will honor all HRB Compensation and Benefit Plans in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be required by the terms of this Agreement. FNFG will review all other HRB Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans. FNFG and HRB agree that HRB shall cause HRBT to take such action as is necessary to freeze the HRBT Defined Benefit Plan as of December 31, 2004, including issuing the notice to participants required under 204(h) of ERISA. In the event employee compensation and/or benefits as currently provided by HRB or any HRB Subsidiary are changed or terminated by FNFG, in whole or in part, FNFG shall provide Continuing Employees (as defined below) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of FNFG or applicable FNFG Subsidiary (as of the date any such compensation or benefit is provided). Employees of HRB or any HRB Subsidiary who become participants in an FNFG Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of HRB or HRBT or any predecessor thereto prior to the Effective Time, provided, however, that credit for prior service shall not be given for any purpose under the FNFG ESOP, and provided further, that credit for benefit accrual purposes will be given only for purposes of FNFG vacation policies or programs and for purposes of the calculation of severance benefits under any severance compensation plan of FNFG. This Agreement shall not be construed to limit the ability of FNFG or First Niagara Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

            7.8.2. The HRB Employee Stock Ownership Plan (the "HRB ESOP") shall be terminated as of, or immediately prior to, the Effective Time (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration), all outstanding HRB ESOP indebtedness shall be repaid, and the balance shall be allocated as earnings of the HRB ESOP and distributed to HRB ESOP participants who are employed by HRB or any HRB Subsidiary at or


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

immediately prior to the Merger Effective Time (subject to the receipt of a favorable determination letter from the IRS), as provided for in the HRB ESOP and unless otherwise required by applicable law. In accordance herewith, HRB shall amend the HRB ESOP to cause all account balances to be distributed in the form of lump sum distributions following the receipt of a favorable determination letter from the IRS on the termination of the ESOP. Prior to the Effective Time, HRB and HRBT, and following the Effective Time, FNFG shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). HRB and HRBT, and following the Effective Time, FNFG and First Niagara Bank, will adopt such amendments to the HRB ESOP as may be reasonably required by this Section 7.8.2 or by the IRS as a condition to granting such favorable determination letter on termination. Neither HRB or HRBT, or following the Effective Time, FNFG or First Niagara Bank shall make any distribution from the HRB ESOP relating to the termination of the ESOP, except as may be required by applicable law, until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section and the terms of the HRB ESOP, the terms of the HRB ESOP shall control, however, in the event of any such conflict, HRB and HRBT before the Merger, and FNFG after the Merger, shall use their best efforts to cause the ESOP to be amended to conform to the requirements of this Section.

            7.8.3. The payments required to be made under the employment agreements between (i) HRB and/or HRBT and (ii) each of the following individuals, Carl A. Florio ("Florio"), Sidney Richter ("Richter") Timothy E. Blow ("Blow"), James F. Mackerer ("Mackerer") and Michael Mackay ("Mackay"), shall be made, unless otherwise set forth herein, immediately prior to the Effective Time, and in accordance with the principles set forth in the employment agreements and HRB DISCLOSURE SCHEDULE 7.8.3. Each of the executives referenced in this Section 7.8.3 entitled to a payment under the employment agreements (other than Carl A. Florio) shall sign an acknowledgement in connection with the execution of this Agreement, which shall be included in HRB DISCLOSURE SCHEDULE 7.8.3, agreeing to the application of the principles set forth in this Section. In addition, contemporaneously with the execution of this Agreement, Carl A. Florio shall enter into an acknowledgment attached to HRB DISCLOSURE SCHEDULE 7.8.3 whereby he agrees to exercise a number of his vested options previously granted to him on or before December 31, 2003, as set forth on HRB DISCLOSURE SCHEDULE 3.4 in accordance with paragraph 1 of such acknowledgement included in HRB DISCLOSURE SCHEDULE 7.8.3. Further such acknowledgment and release shall specifically acknowledge that the income recognized pursuant to the exercises contemplated by this Section shall not be included in the calculation of the amounts payable under Section 9 or 11 of either employment agreement or under the BRP. If requested by FNFG prior to December 1, 2004, HRB shall take such action under its 1998 Recognition and Retention Plan to accelerate the vesting of such outstanding stock awards and to one or more of the individuals specified above in this Section 7.8.3, to a date that is on or prior to December 31, 2004, provided, however, that the acceleration of restricted stock shall not be considered compensation, annual compensation or base cash compensation for purposes of increasing any payment made under any such employment, severance or change in control agreement to which such person is a party. In addition, if requested by FNFG prior to December 1, 2004, all or a portion of the cash payment to be made pursuant to
Section 9 and 11 of one or more of the employment agreements referenced in this


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

Section 7.8.3 shall be accelerated and paid by HRB or HRBT, as applicable, prior to December 31, 2004, provided, however, that the acceleration of such amounts shall not be considered compensation, annual compensation or base cash compensation for purposes of increasing any payment made under any such employment, severance or change in control agreement to which such person is a party, and provided that FNFG shall have certified to HRB that all conditions set forth in Article IX to the obligation of FNFG to consummate the transactions contemplated by this Agreement (other than the delivery of certificates and opinions) have been satisfied or, where permissible, waived. At the time of payment of the amounts set forth in Sections 9 and if applicable, Section 11 of the employment agreements referenced in this Section 7.8.3, each executive shall enter into an acknowledgment and release, satisfactory in form to FNFG, acknowledging that no further payments are due under such sections and releasing HRB, HRBT, FNFG and First Niagara from any and all claims arising thereunder.

            7.8.4. Contemporaneously with the execution of this Agreement, HRB and HRBT shall obtain from each executive covered by a change in control severance agreement that provides for the payment of up to 200% of such persons "base amount" as determined under Code Section 280G a consent to the assignment of such agreement to FNFG or First Niagara Bank, and setting forth their understanding and agreement to the method of calculation of the benefits thereunder, including the inability of FNFG and/or First Niagara Bank to provide disability insurance coverage. Within fifteen (15) days following the execution of this Agreement, HRB and HRBT shall use their best efforts to obtain such consents and acknowledgments from each other executive covered by a change in control severance agreement. At the time of payment of a cash severance payment in accordance with the terms of a change in control severance agreement, the affected executive shall enter into an acknowledgment and release, satisfactory in form to FNFG, acknowledging that no further payments are due under such agreements (other than the welfare benefit payments that an executive may be entitled to under such agreement) and releasing HRB, HRBT, FNFG and First Niagara from any and all claims arising thereunder (other than claims for such welfare benefits).

            7.8.5. FNFG shall honor in accordance with its terms HRBT Employee Change in Control Severance Plan, provided however, that prior to the Closing Date, HRBT shall amend the Employee Severance Compensation Plan to cover any employee at the assistant vice-president level or above who is not otherwise covered by an employment or change in control severance agreement and to require any employee receiving a severance benefit thereunder to execute an acknowledgment and release of employment-related claims (excluding claims for employee benefits due and payable after the date of execution of the release), in a form satisfactory to FNFG and First Niagara Bank. Any employees of HRB or any HRB Subsidiary who are not parties to an employment, change in control or severance agreement or contract providing severance payments and who are not covered under the HRBT Employee Severance Compensation Plan shall at the Effective Time be covered by and eligible to receive severance benefits under the severance plan or policy of FNFG applicable to its employees generally, in accordance with the terms of such plan or policy.

            7.8.6. In the event of any termination or consolidation of any HRB health plan with any FNFG health plan, FNFG shall make available to employees of HRB or any HRB Subsidiary who continue employment with FNFG or a FNFG Subsidiary


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

("Continuing Employees") and their dependents employer-provided health coverage on the same basis as it provides such coverage to FNFG employees. Unless a Continuing Employee affirmatively terminates coverage under a HRB health plan prior to the time that such Continuing Employee becomes eligible to participate in the FNFG health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the HRB health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of FNFG and their dependents. In the event of a termination or consolidation of any HRB health plan, terminated HRB employees and qualified beneficiaries will have the right to continued coverage under group health plans of FNFG in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any HRB health plan, or consolidation of any HRB health plan with any FNFG health plan, any coverage limitation under the FNFG health plan due to any pre-existing condition shall be waived by the FNFG health plan to the degree that such condition was covered by the HRB health plan and such condition would otherwise have been covered by the FNFG health plan in the absence of such coverage limitation. All HRB Employees who cease participating in an HRB health plan and become participants in a comparable FNFG health plan shall receive credit for any co-payment and deductibles paid under HRB's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the FNFG health plan, upon substantiation, in a form satisfactory to FNFG that such co-payment and/or deductible has been satisfied.

            7.8.7. The payments required to be made pursuant to the HRBT Benefit Restoration Plan ("BRP") shall made be in accordance with the following principles: (a) the payments shall be made in accordance with the methodology set forth in the executive acknowledgments executed contemporaneously with this Agreement and included in HRB DISCLOSURE SCHEDULE 7.8.3; (b) no contributions (other than earnings credited) shall be credited under Section 3.2 of the BRP after the execution date of the First Amendment to the BRP, and (c) no payment shall be made under Section 3.4 of the BRP. At the election of FNFG, the determination of the amounts accrued or to be accrued under the BRP from the execution date of this Agreement through the Effective Time shall be subject to the review and approval of KPMG or other similar independent accounting firm. Immediately before the Effective Time, HRB and/or HRBT shall take such action as is necessary to terminate the BRP, effective as of the Effective Time, and to cause First Niagara to become the administrator of the HRBT Supplemental Retirement and Benefit Restoration Plan at the Effective Time. Each of the executives entitled to a payment under the HRBT BRP shall sign an acknowledgement in connection with the execution of this Agreement, which shall be included in HRB DISCLOSURE SCHEDULE 7.8.7, agreeing to the application of the principles set forth in this Section and the method of payment of the account balances under the BRP.

            7.8.8. HRB shall cause HRBT to terminate all HRBT Non-qualified Deferred Compensation Agreements, including the Non-qualified Deferred Stock Compensation Agreements, with its officers and directors, effective immediately prior to the Effective Time. The amounts owed thereunder including reasonable interest (which in the case of such agreements, other than the Non-qualified Deferred Stock Compensation Agreements, is set forth in the agreement), shall be paid in three (3) annual installments commencing at the Effective Time and continuing on each anniversary of the Effective Time. HRBT shall use its best efforts to obtain an acknowledgment and release at the Effective Time from each officer and director who receives a payment under a Deferred Compensation Agreement that the payment is in full satisfaction of the amounts due and owing thereunder.


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

            7.8.9. HRB shall cause HRBT to use its best efforts to obtain the agreement of the participant in the Supplemental Executive Retirement Plan to terminate such plan and to distribute the benefits thereunder in a lump sum payment in cash. HRBT shall use its best efforts to obtain an acknowledgment and release of the executive at the time of such payment, that such payment is in full satisfaction of the amounts due and owing thereunder.

            7.8.10. The Consulting Agreement between Harry L. Robinson and HRB shall be terminated as of the Effective Time and the present value of the remaining payments due and owing thereunder shall be paid as of the Effective Time. The Non-Competition Agreement between HRB and Harry L. Robinson shall continue in full force and effect for the remainder of the period set forth therein, or until May 1, 2006, and HRB and Harry L. Robinson shall enter into a consent to the assignment of the Non-Competition Agreement contemporaneously with the execution of this Agreement.

            7.8.11. HRB shall take such action as is necessary to terminate the 1998 Recognition and Retention Plan immediately prior to the Effective Time and to accelerate the vesting of all unvested shares of restricted stock to the participants therein as of the Effective Time. HRB shall use its best efforts to obtain acknowledgments that the restricted stock and other payments made thereunder are in full satisfaction of all amounts due and owing to such persons under the Recognition and Retention Plan.

      7.9. Directors and Officers Indemnification and Insurance.

            7.9.1. FNFG shall maintain, or shall cause First Niagara Bank to maintain, in effect for six years following the Effective Time, the current directors' and officers' liability insurance policies covering the officers and directors of HRB (provided, that FNFG may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Effective Time; provided, however, that in no event shall FNFG be required to expend pursuant to this Section 7.9.1 more than 175% of the annual cost currently expended by HRB with respect to such insurance (the "Maximum Amount"); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, FNFG shall maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount. In connection with the foregoing, HRB agrees in order for FNFG to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

            7.9.2. In addition to 7.9.1, for a period of six years after the Effective Time, FNFG shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of HRB or a HRB Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of FNFG,


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

which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of HRB or a HRB Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or Federal law, FNFG's Certificate of Incorporation and Bylaws, and under HRB's Certificate of Incorporation or Charter and Bylaws. FNFG shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or Federal law upon receipt of an undertaking to repay such advance payments if he shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.9.2 upon learning of any Claim, shall notify FNFG (but the failure so to notify FNFG shall not relieve it from any liability which it may have under this Section 7.9.2, except to the extent such failure materially prejudices FNFG) and shall deliver to FNFG the undertaking referred to in the previous sentence. In addition FNFG acknowledges the obligations of HRB pursuant to HRB's previous acquisitions of or mergers with other financial institutions.

            7.9.3. In the event that either FNFG or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of FNFG shall assume the obligations set forth in this
Section 7.9.

            7.9.4. The obligations of FNFG provided under this Section 7.9 are intended to be enforceable against FNFG directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of FNFG.

      7.10. Stock Listing.

      FNFG agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the FNFG Common Stock shall be listed as of the date of consummation of the Merger), subject to official notice of issuance, the shares of FNFG Common Stock to be issued in the Merger.

      7.11. Stock and Cash Reserve.

      FNFG agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of its common stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.


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

      7.12. Section 16(b) Exemption

      FNFG and HRB agree that, in order to most effectively compensate and retain HRB Insiders (as defined below) in connection with the Merger, both prior to and after the Effective Time, it is desirable that HRB Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of HRB Common Stock into shares of FNFG in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 7.12. Assuming that HRB delivers to FNFG the HRB Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the Board of Directors of FNFG, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the HRB Insiders (as defined below) of FNFG Common Stock in exchange for shares of HRB Common Stock, pursuant to the transactions contemplated hereby and to the extent such securities are listed in the HRB Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "HRB Section 16 Information" shall mean information accurate in all material respects regarding the HRB Insiders, the number of shares of HRB Common Stock held by each such HRB Insider and expected to be exchanged for FNFG Common Stock in the Merger. "HRB Insiders" shall mean those officers and directors of HRB who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are expected to be subject to Section 16(a) of the Exchange Act with respect to FNFG Common Stock subsequent to the Effective Time.

                                  ARTICLE VIII
                          REGULATORY AND OTHER MATTERS

      8.1. HRB and FNFG Shareholder Meetings.

            8.1.1. HRB will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "HRB Shareholders Meeting"), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in HRB's reasonable judgment, necessary or desirable, (ii) subject to the next sentence, have its Board of Directors recommend approval of this Agreement to the HRB shareholders. The Board of Directors of HRB may fail to make such a recommendation, or withdraw, modify or change any such recommendation only in connection with a Superior Proposal, as set forth in Section 6.10 of this Agreement, and only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, could reasonably be expected to constitute a breach of the fiduciary duties of such directors under applicable law; and (iii) cooperate and consult with FNFG with respect to each of the foregoing matters.

            8.1.2. FNFG will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "FNFG Shareholders Meeting"), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in FNFG's


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reasonable judgment, necessary or desirable, (ii) subject to the next sentence, have its Board of Directors recommend approval of this Agreement to the FNFG shareholders. The Board of Directors of FNFG may fail to make such a recommendation, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of outside counsel to such Board, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, could reasonably be expected to constitute a breach of the fiduciary duties of such directors under applicable law; and (iii) cooperate and consult with HRB with respect to each of the foregoing matters.

      8.2. Joint Proxy Statement-Prospectus.

            8.2.1. For the purposes (x) of registering FNFG Common Stock to be offered to holders of HRB Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the HRB Shareholders Meeting and the FNFG Shareholders Meeting, FNFG shall draft and prepare, and HRB shall cooperate in the preparation of, the Merger Registration Statement, including a combined proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the HRB and FNFG shareholders, together with any and all amendments or supplements thereto, being herein referred to as the "Joint Proxy Statement-Prospectus"). FNFG shall file the Merger Registration Statement, including the Joint Proxy Statement-Prospectus, with the SEC. Each of FNFG and HRB shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of HRB and FNFG shall thereafter promptly mail the Joint Proxy Statement-Prospectus to its shareholders. FNFG shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and HRB shall furnish all information concerning HRB and the holders of HRB Common Stock as may be reasonably requested in connection with any such action.

            8.2.2. HRB shall provide FNFG with any information concerning itself that FNFG may reasonably request in connection with the drafting and preparation of the Joint Proxy Statement-Prospectus, and FNFG shall notify HRB promptly of the receipt of any comments of the SEC with respect to the Joint Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to HRB promptly copies of all correspondence between FNFG or any of their representatives and the SEC. FNFG shall give HRB and its counsel the opportunity to review and comment on the Joint Proxy Statement-Prospectus prior to its being filed with the SEC and shall give HRB and its counsel the opportunity to review and comment on all amendments and supplements to the Joint Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of FNFG and HRB agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Joint Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of HRB Common Stock entitled to vote at the HRB Shareholders Meeting hereof at the earliest practicable time.


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

            8.2.3. HRB and FNFG shall promptly notify the other party if at any time it becomes aware that the Joint Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, HRB shall cooperate with FNFG in the preparation of a supplement or amendment to such Joint Proxy Statement-Prospectus that corrects such misstatement or omission, and FNFG shall file an amended Merger Registration Statement with the SEC, and each of HRB and FNFG shall mail an amended Joint Proxy Statement-Prospectus to the HRB and the FNFG shareholders. If requested by FNFG, HRB shall obtain a "comfort" letter from its independent certified public accountant, dated as of the date of the Joint Proxy Statement-Prospectus and updated as of the date of consummation of the Merger, with respect to certain financial information regarding HRB, in form and substance that is customary in transactions such as the Merger.

      8.3. Regulatory Approvals.

      Each of HRB and FNFG will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Bank Regulators and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. HRB and FNFG will furnish each other and each other's counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Joint Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of HRB, FNFG to any Bank Regulatory or governmental body in connection with the Merger, and the other transactions contemplated by this Agreement. HRB shall have the right to review and approve in advance all characterizations of the information relating to HRB and any of its Subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. FNFG shall give HRB and its counsel the opportunity to review and comment on each filing prior to its being filed with a Bank Regulator and shall give HRB and its counsel the opportunity to review and comment on all amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator.

      8.4. Affiliates.

            8.4.1. HRB shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of HRB to deliver to FNFG, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the date of the HRB Shareholders Meeting, a written agreement, in the form of Exhibit E hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of FNFG Common Stock to be received by such "affiliate," as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.


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

                                   ARTICLE IX
                               CLOSING CONDITIONS

      9.1. Conditions to Each Party's Obligations under this Agreement.

      The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

            9.1.1. Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of HRB and FNFG.

            9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

            9.1.3. Regulatory Approvals. All Regulatory Approvals and other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of FNFG, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of HRB, HRBT and FNFG or materially impair the value of HRB or HRBT to FNFG.

            9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of FNFG Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

            9.1.5. Nasdaq Listing. The shares of FNFG Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

            9.1.6. Tax Opinion. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, FNFG shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., reasonably acceptable in form and substance to FNFG, and HRB shall have received an opinion of Silver, Freedman & Taff, reasonably acceptable in


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

form and substance to HRB, each dated as of the Closing Date, substantially to the effect that for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinions described in this Section 9.1.6, the law firms may require and rely upon customary representations contained in certificates of officers of FNFG and HRB and their respective Subsidiaries.

      9.2. Conditions to the Obligations of FNFG under this Agreement.

      The obligations of FNFG under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

            9.2.1. Representations and Warranties. Each of the representations and warranties of HRB set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and HRB shall have delivered to FNFG a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of HRB as of the Effective Time.

            9.2.2. Agreements and Covenants. HRB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and FNFG shall have received a certificate signed on behalf of HRB by the Chief Executive Officer and Chief Financial Officer of HRB to such effect dated as of the Effective Time.

            9.2.3. Permits, Authorizations, Etc. HRB shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

            9.2.4. Dissenting Shares. As of immediately prior to the Effective Time, not more than 10% of the issued and outstanding shares of HRB Common Stock shall have dissented to the Merger under the DGCL, and preserved, as of immediately prior to the Effective Time, the right to pursue their right of appraisal for the fair value of their shares of HRB Common Stock under the DGCL.

            9.2.5. No Material Adverse Effect. Since March 31, 2003, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on HRB.

      HRB will furnish FNFG with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this
Section 9.2 as FNFG may reasonably request.

      9.3. Conditions to the Obligations of HRB and HRBT under this Agreement.

      The obligations of HRB under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Closing Date:


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

            9.3.1. Representations and Warranties. Each of the representations and warranties of FNFG set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made on the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and FNFG shall have delivered to HRB a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FNFG as of the Effective Time.

            9.3.2. Agreements and Covenants. FNFG shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and HRB shall have received a certificate signed on behalf of FNFG by the Chief Executive Officer and Chief Financial Officer to such effect dated as of the Effective Time.

            9.3.3. Permits, Authorizations, Etc. FNFG shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

            9.3.4. Payment of Merger Consideration. FNFG shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide HRB with a certificate evidencing such delivery.

            9.3.5. No Material Adverse Effect. Since December 31, 2003, no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FNFG.

      FNFG will furnish HRB with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as HRB may reasonably request.

                                    ARTICLE X
                                   THE CLOSING

      10.1. Time and Place.

      Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m., or at such other place or time upon which FNFG and HRB mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Luse Gorman Pomerenk & Schick, 5335 Wisconsin Avenue, Suite 400, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

      10.2. Deliveries at the Pre-Closing and the Closing.

      At the Pre-Closing there shall be delivered to FNFG and HRB the opinions, certificates, and other documents and instruments required to be delivered at the Pre-Closing under Article IX hereof. At or prior to the Closing, FNFG shall have delivered the Merger Consideration as set forth under Section 9.3.4 hereof.


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                                   ARTICLE XI
                        TERMINATION, AMENDMENT AND WAIVER

      11.1. Termination.

      This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the shareholders of HRB:

            11.1.1. At any time by the mutual written agreement of FNFG and HRB;

            11.1.2. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by HRB) or Section
9.3.1 (in the case of a breach of a representation or warranty by FNFG);

            11.1.3. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by HRB) or
Section 9.3.2 (in the case of a breach of covenant by FNFG);

            11.1.4. At the election of the Board of Directors of either party if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by FNFG and HRB; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

            11.1.5. By the Board of Directors of either party if the shareholders of HRB or the shareholders of FNFG shall have voted at the respective shareholders meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;


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

            11.1.6. By the Board of Directors of either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

            11.1.7. By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement.

            11.1.8. By the Board of Directors of FNFG if HRB has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of HRB has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to FNFG.

            11.1.9. By the Board of Directors of HRB if HRB has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of HRB has made a determination to accept such Superior Proposal; provided that HRB shall not terminate this Agreement pursuant to this Section 11.1.9 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) business days following FNFG receipt of written notice advising FNFG that HRB has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether HRB intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, HRB shall provide a reasonable opportunity to FNFG during the three-day period to make such adjustments in the terms and conditions of this Agreement as would enable HRB to proceed with the Merger on such adjusted terms.

            11.1.10. By HRB, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five-day period commencing on the Determination Date, such termination to be effective on the 30th day following such Determination Date ("Effective Termination Date"), if both of the following conditions are satisfied:

            (i) The FNFG Market Value on the Determination Date is less than $11.59; and

            (ii) the number obtained by dividing the FNFG Market Value on the Determination Date by the Initial FNFG Market Value ("FNFG Ratio") shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price minus 0.20;


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

subject, however, to the following three sentences. If HRB elects to exercise its termination right pursuant to this Section 11.1.10, it shall give prompt written notice thereof to FNFG. During the five business day period commencing with its receipt of such notice, FNFG shall have the option of paying additional Merger Consideration in the form of FNFG Common Stock, cash, or a combination of FNFG Common Stock and cash so that the Aggregate FNFG Share Amount shall be valued at the lesser of (i) the product of 0.85 and the Initial FNFG Market Value or (ii) the product obtained by multiplying the Index Ratio by the Initial FNFG Market Value. If within such five business day period, FNFG delivers written notice to HRB that it intends to proceed with the Merger by paying such additional consideration, as contemplated by the preceding sentence, then no termination shall have occurred pursuant to this Section 11.10 and this Agreement shall remain in full force and effect in accordance with its terms (except that the Merger Consideration shall have been so modified).

      For purposes of this Section 11.1.10, the following terms shall have the meanings indicated below:

      "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the relevant companies; or (iv) agree or commit to take any action referenced above.

      "Determination Date" shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger and the Bank Mergers have been received (disregarding any waiting period).

      "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the weighting set forth opposite such company's name in the definition of Index Group below.

      "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the five consecutive trading days immediately preceding the Determination Date.

      "FNFG Market Value" shall be the average of the daily closing sales prices of a share of FNFG Common Stock as reported on the Nasdaq National Market for the five consecutive trading days immediately preceding the Determination Date.

      "Index Group" means the financial institution holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been an Acquisition Transaction involving such company publicly announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that the common stock of any such company ceases to be publicly traded or an Acquisition Proposal for such company to be acquired, or for such company to acquire another


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

company in transaction with a value exceeding 25% of the acquiror's market capitalization as reflected in the table below, is announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The financial institution holding companies and the weights attributed to them are as follows:

              Company Name                         Weight (%)       Index Price
    ----------------------------------             ----------       -----------
    Anchor BanCorp Wisconsin Inc.                     3.94%             1.00
    Bank Mutual Corporation                           5.99%             0.67
    Commercial Federal Corporation                    7.67%             2.12
    Dime Community Bancshares, Inc.                   5.20%             1.06
    First Federal Capital Corp                        3.24%             0.69
    Independence Community Bank Corp.                15.15%             6.17
    MAF Bancorp, Inc.                                 9.77%             4.25
    Provident Financial Services, Inc.                7.66%             1.43
    Sterling Financial Corporation                    5.07%             1.86
    TrustCo Bank Corp NY                              6.77%             0.91
    Washington Federal, Inc.                         13.60%             3.47
    Webster Financial Corporation                    15.94%             8.08

                                                    100.00%            31.71
                                                    ======

      "Initial FNFG Market Value" means the closing sales price of a share of FNFG Common Stock, as reported on the Nasdaq National Market, on the five trading days immediately preceding the public announcement of this Agreement, adjusted as indicated in the last sentence of this Section 11.1.10.

      "Initial Index Price" means the sum of the per share closing sales price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of this Agreement.

      "Index Ratio" shall be the Final Index Price divided by the Initial Index Price.

      If FNFG or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 11.1.10.


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      11.2. Effect of Termination.

            11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.2, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

            11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

                  (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  (B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

                  (C) As a condition of FNFG's willingness, and in order to induce FNFG, to enter into this Agreement, and to reimburse FNFG for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, HRB hereby agrees to pay FNFG, and FNFG shall be entitled to payment of a fee of $24,000,000 (the "FNFG Fee"), within three business days after written demand for payment is made by FNFG, following the occurrence of any of the events set forth below:

            (i) HRB terminates this Agreement pursuant to Section 11.1.9 or FNFG terminates this Agreement pursuant to Section 11.1.8; or

            (ii) The entering into a definitive agreement by HRB relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving HRB within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by FNFG pursuant to
      Section 11.1.2 or 11.1.3 because of a willful breach by HRB; or (ii) the failure of the shareholders of HRB to approve this Agreement after the occurrence of an Acquisition Proposal.

                  (D) If demand for payment of the FNFG Fee is made pursuant to
Section 11.2.2(C) and payment is timely made, then FNFG will not have any other rights or claims against HRB, its Subsidiaries, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the FNFG Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of FNFG against HRB and its Subsidiaries and their respective officers and directors.

                  (E) As a condition of HRB's willingness, and in order to induce HRB, to enter into this Agreement, and to reimburse HRB for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, FNFG hereby agrees to pay HRB, and


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HRB shall be entitled to payment of a fee of $24,000,000 (the "HRB Fee"), within three business days after written demand for payment is made by HRB, if (i) pursuant to Section 8.1.2 of this Agreement, the FNFG Board of Directors fails to recommend to the FNFG shareholders the approval of this Agreement at the FNFG Shareholders Meeting, or withdraws, modifies or changes any such recommendation of approval in a manner adverse to HRB, and (ii) this Agreement is terminated by the Board of Directors of either party pursuant to Section 11.1.5 because the FNFG shareholders fail to approve this Agreement by the requisite vote of the shareholders at the FNFG Shareholders Meeting.

                  (F) If demand for payment of the HRB Fee is made pursuant to
Section 11.2.2(E) and payment is timely made, then HRB will not have any other rights or claims against FNFG, its Subsidiaries, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the HRB Fee under Section 11.2.2(E) will constitute the sole and exclusive remedy of HRB against FNFG and its Subsidiaries and their respective officers and directors.

      11.3. Amendment, Extension and Waiver.

      Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of HRB), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of HRB, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to HRB's shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XII
                                  MISCELLANEOUS

      12.1. Confidentiality.

      Except as specifically set forth herein, FNFG and HRB mutually agree to be bound by the terms of the confidentiality agreements dated February 27, 2004 (the "Confidentiality Agreement") previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.


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      12.2. Public Announcements.

      HRB and FNFG shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither HRB nor FNFG shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto.

      12.3. Survival.

      All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

      12.4. Notices.

      All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

      If to HRB, to:                      Carl A. Florio
                                          President and Chief Executive Officer
                                          Hudson River Bancorp, Inc.
                                          One Hudson City Centre
                                          Hudson, New York  12534
                                          Fax: (518) 822-1419

      With required copies to:            Barry Taff, Esq.
                                          Silver, Freedman & Taff
                                          1100 New York Avenue, N.W.
                                          Washington, DC 20005
                                          Fax: (202) 337-5502

      If to FNFG, to:                     Paul J. Kolkmeyer
                                          President and Chief Executive Officer
                                          First Niagara Financial Group, Inc.
                                          6950 South Transit Road
                                          P.O. Box 514 Lockport, New York
                                          14095-0514 Fax: (716) 625-8673


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      With required copies to:            John J. Gorman, Esq.
                                          Luse Gorman Pomerenk & Schick, P.C.
                                          5335 Wisconsin Avenue, N.W., Suite 400
                                          Washington, D.C. 20015
                                          Fax: (202) 362-2902

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

      12.5. Parties in Interest.

      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Sections 7.8.3 and 7.9 of this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

      12.6. Complete Agreement.

      This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section
12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

      12.7. Counterparts.

      This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

      12.8. Severability.

      In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.


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      12.9. Governing Law.

      This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

      12.10. Interpretation.

      When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

      12.11. Specific Performance.

      The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


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      IN WITNESS WHEREOF, FNFG and HRB have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                          First Niagara Financial Group, Inc.

Dated: April 1, 2004                      By: /s/ Paul J. Kolkmeyer
                                              ----------------------------------
                                              Name:  Paul J. Kolkmeyer
                                              Title: President
                                                     and Chief Executive Officer


                                          Hudson River Bancorp, Inc.

Dated: April 1, 2004                      By: /s/ Carl A. Florio
                                              ----------------------------------
                                              Name:  Carl A. Florio
                                              Title: President
                                                     and Chief Executive Officer


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